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                                                                    Exhibit 10-3


                             CONTRIBUTION AGREEMENT
                             ----------------------


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of the 30th day of April, 1998, between AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership ("Acquiror"), AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the "REIT") and the other parties listed on the signature pages hereto. The entities which are to contribute Properties or the Additional Properties (as each such term is defined below) to Acquiror by deed transfer or by assignment of IDA Lease Agreement (as defined below) pursuant to this Agreement are hereinafter sometimes referred to individually as a "Deed Contributor" and collectively as the "Deed Contributors" (each of which potential Deed Contributors are set forth on Schedule B attached to this Agreement); the parties or entities which are to contribute Properties or the Additional Properties to Acquiror by Partnership Interest Assignment (as defined below) pursuant to this Agreement are hereinafter sometimes referred to individually as an "Interest Contributor" and collectively as the "Interest Contributors" (each of which potential Interest Contributors are set forth on Schedule B attached to this Agreement); and the party which is to contribute the Management Contracts (as defined below) to Acquiror by Assignment of Management Contracts (as defined below) pursuant to this Agreement is hereinafter referred to as the "Management Contributor" (which such Management Contributor is set forth on Schedule B attached to this Agreement). The Deed Contributors, the Interest Contributors and the Management Contributor are hereinafter sometimes referred to individually and collectively, as the context requires, as "Contributor."

                                    RECITALS

         A. The Owners (as defined below) are the owners of certain fee or other interests (as more fully described in Section 1A) in (i) fourteen (14) office and industrial buildings known as 5000 Campuswood Drive, East Syracuse, New York; 5010 Campuswood Drive, East Syracuse, New York; 5015 Campuswood Drive, East Syracuse, New York; 250 South Clinton Street, Syracuse, New York; 507 Plum Street, Syracuse, New York; 308 Maltbie Street, Syracuse, New York; 400 West Division Street, Syracuse, New York; 1045 James Street, Syracuse, New York; 50-60 Lakefront Boulevard (Waterfront I), Buffalo, New York; One Apollo Drive, Glens Falls, New York; 5009 Campuswood Drive, East Syracuse, New York; 115-125 Indigo Creek Drive, Greece, New York; One Park Place, Syracuse, New York; and One Clinton Square, Syracuse, New York (each individually, a "Property" and all of which are herein collectively referred to as, the "Properties"), (ii) one office building known as 40 LaRiviere Drive (Waterfront II), Buffalo, New York ("Waterfront II") and (iii) two (2) office buildings known as One City Centre-Chestnut Street, Rochester, New York ("One City Centre") and Three City Centre (180 South Clinton Street), Rochester, New York ("Three City Centre"); and the Management Contributor is a party to those certain management contracts set forth in Schedule A (the "Management Contracts"). Waterfront II, One City Centre and

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Three City Centre are hereinafter sometimes referred to individually as an
"Additional Property" and collectively as the "Additional Properties."

         B. The Deed Contributors shall contribute and convey to Acquiror all of their interests relating to those Properties or Additional Properties which will be contributed to Acquiror by deed transfer or assignment of IDA Lease Agreement pursuant to this Agreement (the "Deed Properties"); the Interest Contributors shall contribute and convey to Acquiror all of their partnership interests (the "Partnership Interests") in the entities which will be contributed to Acquiror by Partnership Interest Assignment pursuant to this Agreement (each, a "Contributed Entity" and collectively, the "Contributed Entities") (each of which potential Partnership Interests are listed next to each potential Contributed Entity on Schedule B attached to this Agreement, each of which Contributed Entity owns fee or leasehold title to the Property, Properties or Additional Properties, as the case may be, set forth next to such Contributed Entity on Schedule B (the "Partnership Properties")); and Management Contributor shall contribute and convey to Acquiror all of its interest in the Management Contracts; and Acquiror desires to acquire and accept same from Contributor, each upon and subject to the terms and conditions of this Agreement. Each Deed Contributor and Contributed Entity is sometimes hereinafter referred to as an "Owner" and the Deed Contributors and the Contributed Entities are sometimes hereinafter referred to collectively as the "Owners."

         THEREFORE, in consideration of and in reliance upon the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Acquiror agree as follows:

         1.       CONTRIBUTION

                  Subject to and upon the terms and conditions contained in this Agreement, Acquiror and Contributor agree that ownership in and to the following shall be, directly (i.e., by deed transfer by the Owner owning the following or by assignment of IDA Lease Agreement by the lessee thereunder) or indirectly (i.e., by Partnership Interest Assignment of the Contributed Entity owning the following), transferred by Contributor to Acquiror at the Closing (as defined below) with respect to the Properties, at the Second Closing (as defined below) with respect to Waterfront II, and at the Option Closing (as defined below) with respect to One City Centre and Three City Centre, as contemplated by this Agreement:

                  A. All of the following described items related to the Properties or the Additional Properties, as the case may be:

                        (i) other than with respect to those Properties or the Additional Properties which are subject to IDA Lease Agreements, those certain parcels of real estate more particularly described in Exhibit A attached to this Agreement; together with all and singular the easements, rights of way, covenants, agreements, rights, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining (collectively, the "Land"), and any development or other rights associated with any Property or Additional Properties, as the case may be;

                       (ii) other than with respect to those Properties or Additional Properties which are subject to IDA Lease Agreements, all rights, if any, in any land lying in the bed of any street, alley, road or avenue (either open, closed or proposed) within, in front of, behind or otherwise adjoining the Land; and any and all insurance proceeds or condemnation awards received by or for the benefit of, or if not so received, for which the rights thereto have accrued for the benefit of Contributor, which on the Closing Date (as defined below), the Second Closing Date (as defined


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         below), or the Option Closing Date (as defined below), as the case may be, have not been expended to restore or repair the applicable
         Property or Additional Property, as the case may be (all of the foregoing being included within the term "Land");

                      (iii) other than with respect to those Properties or Additional Properties which are subject to IDA Lease Agreements and to be conveyed subject to the IDA Lease Agreements, all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, (i) the fourteen (14) office and industrial buildings known as 5000 Campuswood Drive, East Syracuse, New York; 5010 Campuswood Drive, East Syracuse, New York; 5015 Campuswood Drive, East Syracuse, New York; 250 South Clinton Street, Syracuse, New York; 507 Plum Street, Syracuse, New York; 308 Maltbie Street, Syracuse, New York; 400 West Division Street, Syracuse, New York; 1045 James Street, Syracuse, New York; 50-60 Lakefront Boulevard (Waterfront I), Buffalo, New York; One Apollo Drive, Glens Falls, New York; 5009 Campuswood Drive, East Syracuse, New York; 115-125 Indigo Creek Drive, Greece, New York; One Park Place, Syracuse, New York; and One Clinton Square, Syracuse, New York, (ii) Waterfront II, (iii) One City Centre (if Acquiror has delivered the Additional Property Notice (as defined below) with respect to One City Centre) and (iv) Three City Centre (if Acquiror has delivered the Additional Property Notice with respect to Three City Centre); each together with any and all structures and facilities, plumbing, air conditioning, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage facilities (including wells and septic systems), parking lots, landscaping, sidewalks, signs and light fixtures, which are not owned by tenants under the Leases (as defined below) (collectively, the "Improvements");

                       (iv) all furniture, furnishings, fixtures, equipment, machinery, supplies, tools, parts, and other tangible personalty of every kind and description situated in, on, over or under the Properties, Additional Properties or any part thereof or used in connection therewith that are not owned by tenants under the Leases, together with all replacements and substitutions therefor (collectively, the "Personal Property"), including, without limitation, those items more particularly described in Exhibit B attached to this Agreement, and excluding those items listed on Exhibit B as "Excluded Personal Property";

                        (v) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications) and other documentation for or with respect to the Properties, Additional Properties or any part thereof, all available tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties in Contributor's possession or control, booklets, manuals and promotional and advertising materials concerning the Properties, Additional Properties or any part thereof; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes) used in connection with the operation of the Properties, Additional Properties or any part thereof;

                       (vi) all intangible personal property now or hereafter owned by Contributor and used in connection with or arising from the business now or hereafter conducted on or from the Properties, Additional Properties or any part thereof, including, without limitation, claims, choses in action, contract rights and telephone exchange numbers; provided, that, notwithstanding anything contained herein to the contrary, the parties hereto hereby acknowledge and agree that Contributor is not, pursuant to the terms of this Agreement, transferring any of its right, title and interest in and

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         to the name, or the use of the name, "Pioneer," except that (i) for so long as Acquiror shall, directly or indirectly, hold fee or leasehold title to any of the Properties located in Pioneer Business Park in East Syracuse, New York and Acquiror has the right to name such office park, Acquiror shall continue to name such office park "Pioneer Business Park" and (ii) Acquiror shall have the right to continue to use the name "Pioneer" to the extent such name is part of the name of a Contributed Entity but only for so long as it takes Acquiror (but in no event to exceed sixty (60) days from the date of Closing) to change the name of such Contributed Entity;

                      (vii) all currently effective purchase, service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits, including, without limitation, cable television and satellite master antenna television system agreements, affecting or pertaining in any way to the Properties, Additional Properties or any part thereof, including those agreements and understandings listed on Schedule 8A(xii) (collectively, the "Service Contracts"), a list of which is attached to this Agreement as Exhibit C (other than those agreements and understandings listed on Schedule 8A(xii));

                     (viii) each Owner's interest, as landlord, in all leases for portions of the Properties or Additional Properties, as the case may be. A schedule of all current leases affecting the Properties, Additional Properties or any part thereof (collectively, the "Leases," with such schedule being referred to in this Agreement as the "Rent Roll"), including each tenant's name, a description of the space leased, the amount of annual fixed rent due and the amount of security deposit paid, if any, the term of each Lease, and a description of any right to renew or extend, is attached to this Agreement as Exhibit D; and

                       (ix) With respect to Properties or Additional Properties transferred subject to IDA Lease Agreements, Owner's interest, as tenant, in all IDA Lease Agreements (as defined below).

Notwithstanding anything contained herein to the contrary, the parcel of vacant land adjacent to One City Centre and Three City Centre which is owned by Pioneer Properties Company of Rochester (the "Vacant Land") shall not be transferred to Acquiror, but shall be transferred by Pioneer Properties Company of Rochester to another entity designated by Contributor, prior to the Option Closing, free of any rights of Acquiror (other than with respect to the rights granted to Acquiror pursuant to Section 3G following the Option Closing, if applicable).

                  B. With respect to Properties or Additional Properties to be contributed to Acquiror by Partnership Interest Assignment, all right, title and interest in and to the Partnership Interests.

                  C.      All of the Management Contracts.

                  D. Nothing herein shall be deemed to prevent Contributor from distributing cash from a Contributed Entity at or prior to the applicable closing.

         2.       EARNEST MONEY

                  Within three (3) business days after the execution of this Agreement by Contributor and Acquiror, Acquiror shall deliver to First American Title Insurance Company located in Philadelphia, Pennsylvania ("Escrowee") a check payable to Escrowee or wire transferred federal funds in the amount of


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Five Hundred Thousand Dollars ($500,000) (the "Initial Earnest Money"). Within
three (3) business days after the expiration of the Inspection Period (as defined below) (including any extension thereof), if Acquiror has not delivered a Termination Notice (as defined below) to Contributor prior to the expiration of the Inspection Period pursuant to Section 9, Acquiror shall deliver to Escrowee a check payable to Escrowee or wire transferred federal funds in the amount of Five Hundred Thousand Dollars ($500,000) (the "Additional Earnest Money"). The Initial Earnest Money, together with any and all interest earned thereon (net of any investment costs), and the Additional Earnest Money, if applicable, together with any and all interest earned thereon (net of any investment costs), shall hereinafter be referred to as the "Earnest Money." The Earnest Money shall be invested and applied in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit E. The Escrow Agreement shall be executed and delivered by Contributor, Acquiror and Escrowee contemporaneously with the execution and delivery of this Agreement. Upon the Closing, the Earnest Money shall be returned to Acquiror.

         3.       CONTRIBUTION CONSIDERATION; OP UNITS; OTHER AGREEMENTS

                  A. General. Acquiror's sole general partner is the REIT. The REIT is a real estate investment trust whose common stock is listed on the American Stock Exchange (the "AMEX").

                  B. Contribution Consideration. (i) The aggregate consideration to be paid to Contributor by Acquiror at the Closing (the "Contribution Consideration") shall be as follows (subject to adjustment pursuant to Sections 3L, 3P and 10):

                           (a) for the Deed Properties and for the Partnership
                  Interests related to the Contributed Entities (other than with respect to Additional Properties), the aggregate consideration shall consist of:

                           (1) that number of OP Units (as defined below) equal to (i) 2,182,113 OP Units; minus (ii) the amount of OP Units equal to (a) the aggregate amount of any prorations described in Section 6E ("Prorations") with respect to the Properties credited, as of the Closing Date, to Acquiror divided by (b) $16.50; plus
                           (iii) the amount of OP Units equal to (x) the aggregate amount of any Prorations with respect to the Properties credited, as of the Closing Date, to Contributor divided by (y) $16.50; and

                           (2) Seventy Nine Million Two Hundred Thirty One Thousand Three Hundred Eighty Nine and 00/100 Dollars ($79,231,389.00) (as such amount may be increased pursuant to Section 3B(v) below, the "Cash Amount"); minus the sum of all of the indebtedness (as set forth on Exhibit F attached hereto) of Contributor (including unpaid principal and interest, and any and all prepayment penalties and other expenses incurred as a result of any prepayment of such indebtedness by Acquiror at Closing, other than with respect to the Assumed Indebtedness), as of the Closing Date, on, or relating to, the Properties (the "Existing Indebtedness"); minus the amount reimbursed to Contributor pursuant to Section 3M relating to the Properties.

                           (b) for the Management Contracts relating to the
                  Properties, the aggregate

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


                  contribution consideration shall consist of 284,592 OP Units. Notwithstanding the foregoing sentence, as mutual incentive to consummate the Second Closing, only 260,483 OP Units allocable to the Management Contracts relating to the Properties shall be delivered at the Closing and 24,109
                  OP Units allocable to the Management Contracts relating to the Properties shall be delivered if and when the Second Closing occurs.

                           (ii) The aggregate consideration to be paid to the
                  Contributor of Waterfront II by Acquiror at the Second Closing (the "Waterfront II Consideration") for Waterfront II shall consist of (subject to adjustment pursuant to Sections 3L, 3P and 10):

                                 (a) that number of OP Units equal to (i)
                           139,388 OP Units; minus (ii) the amount of OP Units equal to (a) the aggregate amount of any Prorations with respect to Waterfront II credited, as of the Second Closing Date, to Acquiror divided by (b) $16.50; plus (iii) the amount of OP Units equal to
                           (x) the aggregate amount of any Prorations with respect to Waterfront II credited, as of the Second Closing Date, to Contributor divided by (y) $16.50; and

                                 (b) Eight Million and 00/100 Dollars
                           ($8,000,000.00) (as such amount may be increased pursuant to Section 3B(v) below, the "Waterfront II Cash Amount"); minus the sum of all of the indebtedness (as set forth on Exhibit F attached hereto) of Contributor (including unpaid principal and interest, and any and all prepayment penalties and other expenses incurred as a result of any prepayment of such indebtedness by Acquiror at the Second Closing), as of the Second Closing Date, on, or relating to, Waterfront II (the "Waterfront II Indebtedness"); minus the amount reimbursed to Contributor pursuant to Section 3M relating to Waterfront II.

                           (iii) If Acquiror has delivered the Additional
                  Property Notice and Contributor has not exercised its option under Section 3L(iii) to delete One City Centre from this Agreement, the aggregate consideration to be paid to the Contributor of One City Centre by Acquiror at the Option Closing (the "One City Centre Consideration") for One City Centre shall consist of (subject to adjustment pursuant to Sections 3L, 3P and 10):

                                    (a) that number of OP Units equal to (i)
                           103,132 OP Units; minus (ii) the amount of OP Units equal to (a) the aggregate amount of any Prorations with respect to One City Centre credited, as of the Option Closing Date, to Acquiror divided by (b) $16.50; plus (iii) the amount of OP Units equal to
                           (x) the aggregate amount of any Prorations with respect to One City Centre credited, as of the Option Closing Date, to Contributor divided by (y) $16.50; and

                                    (b) Six Million Four Hundred Sixty One
                           Thousand Five Hundred Thirty Five and 00/100 Dollars ($6,461,535)(as such amount may be increased pursuant to Section 3B(v) below, the "One City Centre Cash Amount"); minus the sum of all of the indebtedness (as set forth on Exhibit F attached hereto) of Contributor (including unpaid principal and interest, and any and all prepayment penalties and other expenses incurred as a result of any prepayment of such indebtedness by Acquiror at the Option Closing), as of the Option Closing Date, on, or relating to, One City Centre (the "One City Centre Indebtedness"); minus the amount reimbursed to Contributor pursuant to Section 3M relating to One City Centre; and


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                                    (c) for the Management Contract relating to
                           One City Centre, the aggregate contribution consideration shall consist of 8,555 OP Units.

                           (iv) If Acquiror has delivered the Additional
                  Property Notice, the aggregate consideration to be paid to the Contributor of Three City Centre by Acquiror at the Option Closing (the "Three City Centre Consideration") for Three City Centre shall consist of (subject to adjustment pursuant to Sections 3L, 3P and 10):

                                    (a) that number of OP Units equal to (i)
                           247,369 OP Units; minus (ii) the amount of OP Units equal to (a) the aggregate amount of any Prorations with respect to Three City Centre credited, as of the Option Closing Date, to Acquiror divided by (b) $16.50; plus (iii) the amount of OP Units equal to
                           (x) the aggregate amount of any Prorations with respect to Three City Centre credited, as of the Option Closing Date, to Contributor divided by (y) $16.50; and

                                    (b) Seventeen Million Seventeen Thousand Two
                           Hundred Ninety Six and 00/100 Dollars ($17,017,296) (as such amount may be increased pursuant to Section 3B(v) below, the "Three City Centre Cash Amount"); minus the sum of all of the indebtedness (as set forth on Exhibit F attached hereto) of Contributor (including unpaid principal and interest, and any and all prepayment penalties and other expenses incurred as a result of any prepayment of such indebtedness by Acquiror at the Option Closing), as of the Option Closing Date, on, or relating to, Three City Centre (the "Three City Centre Indebtedness"); minus the amount reimbursed to Contributor pursuant to Section 3M relating to Three City Centre; and

                                    (c) for the Management Contract relating to
                           Three City Centre, the aggregate contribution consideration shall consist of 22,112 OP Units.

                           (v) (a) Contributor may deliver a written notice (the
                  "Cash Notice") to Acquiror not later than June 1, 1998 electing to increase the Cash Amount, Waterfront II Cash Amount, One City Centre Cash Amount and Three City Centre Cash Amount by up to $19,289,780 in the aggregate (the "Additional Cash Amount"), with a resulting decrease in the number of OP Units under Section 3B(i)(a)(1), Section 3B(ii)(a), Section 3B(iii)(a) and Section 3B(iv)(a), respectively, equal to the Additional Cash Amount allocable to each Property and Additional Property (pursuant to a revised Schedule 3B(i) to be delivered by Contributor concurrently with the Cash Notice), divided by $16.50. Whether or not a Cash Notice is delivered, Contributor will deliver to Acquiror not later than June 1, 1998 a revised Schedule 3B(i) setting forth the amount of cash and OP Units comprising the Contribution Consideration for each Property and Additional Property.

                                    (b) If, after the Closing, the Additional
                           Cash Amount is less than $19,289,780 in the aggregate, Contributor may deliver a written notice (each, an "Increase Notice") to Acquiror (1) not later than 15 business days prior to the Second Closing Date electing to increase the Waterfront II Cash Amount (the "Second Increase"), and (2) not later than 15 business days prior to the Option Closing Date electing to increase the One City Centre Cash Amount and/or Three City Centre Cash Amount (the "Option Increase"), with a resulting decrease in the number of OP Units under Section 3B(ii)(a), Section 3B(iii)(a) and/or Section 3B(iv)(a), respectively, equal to the Second Increase allocable to Waterfront



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


                           II and the Option Increase allocable to One City Centre and/or Three City Centre (pursuant to a revised Schedule 3B(i) to be delivered by Contributor concurrently with an Increase Notice), divided by $16.50; provided, however, that the sum of the Second Increase and the Option Increase may not exceed $500,000 in the aggregate, and the sum of the Additional Cash Amount, the Second Increase and the Option Increase may not exceed $19,289,780 in the aggregate.

         The Waterfront II Consideration, One City Centre Consideration, if any, and Three City Centre Consideration, if any, are hereinafter sometimes referred to individually and collectively as the "Additional Consideration." If the calculation of the Contribution Consideration, or the Additional Consideration, as the case may be, in accordance with the foregoing provisions would result in a fraction of an OP Unit being delivered to a Contributor, then such fraction shall be rounded to the nearest whole number. The Properties are to be contributed to Acquiror (directly or indirectly) subject to all Existing Indebtedness, which is not to exceed the Cash Amount; minus the amount reimbursed to Contributor pursuant to Section 3M relating to the Properties; minus the amount of Existing Indebtedness which any Properties which become Deleted Properties (as defined below), Contributor Deleted Properties (as defined below) or Eliminated Properties (as defined below) are subject to. Waterfront II is to be contributed to Acquiror (directly or indirectly) subject to the Waterfront II Indebtedness, which is not to exceed the Waterfront II Cash Amount minus the amount reimbursed to Contributor pursuant to Section 3M relating to Waterfront II. One City Centre is to be contributed to Acquiror (directly or indirectly) subject to the One City Centre Indebtedness, which is not to exceed the One City Centre Cash Amount; minus the amount reimbursed to Contributor pursuant to Section 3M relating to One City Centre. Three City Centre is to be contributed to Acquiror (directly or indirectly) subject to the Three City Centre Indebtedness, which is not to exceed the Three City Centre Cash Amount; minus the amount reimbursed to Contributor pursuant to Section 3M relating to Three City Centre. The Contribution Consideration and Additional Consideration are allocated amongst (i) the Properties and Additional Properties in proportion to each Property's and Additional Property's aggregate value, as set forth in
         Schedule 3B(i), and (ii) the Management Contracts in proportion to each Management Contract's aggregate value, as set forth in Schedule 3B(ii).

                  C. Issuance of OP Units. Units of limited partnership interest in Acquiror (the "OP Units") shall be issued at the Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II) or the Option Closing (with respect to One City Centre and Three City Centre) in the names of and delivered to those recipients identified by Contributor to Acquiror who have executed and delivered to Acquiror at Closing, the Second Closing or the Option Closing, as the case may be, the OP Unit Recipient Agreement (as defined below) (the "OP Unit Recipients"). At least 10 business days prior to the Closing, the Second Closing or the Option Closing, as the case may be, Contributor shall deliver to Acquiror Exhibit G to be attached hereto, listing such OP Unit Recipients and the number of OP Units allocated to each of them. With respect to the first Partnership Record Date (as defined below) on or after the Closing, the Second Closing and the Option Closing, as the case may be, for distributions by Acquiror as contemplated by the Partnership Agreement (as defined below), distributions payable with respect to the OP Units issued pursuant to this Agreement shall be made to the OP Unit Recipients on a pro rata basis based upon the number of days during the calendar quarter preceding such Partnership Record Date that the OP Unit Recipients held such OP Units. "Partnership Record Date" shall mean the record date established by the REIT, as general partner of Acquiror, for any particular distribution of Net Operating Cash Flow (as defined in and pursuant to the Partnership Agreement). The REIT hereby covenants and agrees that the first Partnership Record Date on or after the Closing, the Second Closing and the Option Closing, as the case may be, will be the same as the record date for distributions to the stockholders of the REIT.

                  After the applicable Lock-up Period (as defined below) the OP Units issued at the Closing, the Second Closing and the Option Closing, as the case may be, shall be convertible at any time or from time to time for shares ("Conversion Shares") of the common stock, par value $.001 per share, of the REIT ("Stock") on a one-for-one basis (subject to the anti-dilution provisions set forth in the Partnership Agreement), or for cash as provided in and subject to the conditions and restrictions contained in the Acquiror's Amended and Restated Agreement of Limited Partnership dated as of December 12, 1997 (the "Partnership Agreement"); provided, however, that notwithstanding the foregoing, the OP Units may not be converted into Conversion Shares that in the aggregate represent more than 19.9% of the total number of shares of Stock that are issued and outstanding on the date on which the OP Units are issued to the OP Unit Recipients until and unless the requisite approval from the REIT's stockholders is obtained prior to such conversion. The REIT agrees that it will use its commercially reasonable efforts to obtain such stockholder approval, including presenting such matter, with management's endorsement, to the REIT's stockholders at the next annual or special meeting of stockholders following the Closing, and to present such matter at each subsequent meeting for at least three years from the Closing Date if the necessary stockholder approval is not obtained. If such stockholder approval is not obtained by the end of the Lock-Up Period (as defined below), each OP Unit Recipient may exercise its Conversion Right (as defined in the Partnership Agreement) for those OP Units which are no longer restricted pursuant to Section 3E, and shall be entitled to receive cash, but not Conversion Shares, pursuant to the Partnership Agreement (without regard to the second sentence in Section 12.6 of the Partnership Agreement).

                  D. Transfer Restrictions. Each OP Unit Recipient, by his execution and delivery of the OP Unit Recipient Agreement, agrees that he may only offer, sell, offer or contract to sell, transfer, assign, grant any option for the sale of, pledge or encumber, or otherwise convey, any or all of the OP Units issued and delivered to him in connection with this transaction and, if applicable, any Conversion Shares (any of the foregoing, a "Transfer") in strict compliance with this Agreement, the Partnership Agreement, the OP Unit Recipient Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), any state securities laws, and the rules of the AMEX, in each case as may be applicable (collectively, the "Transfer Requirements"). Each OP Unit Recipient shall have the registration rights with respect to the Conversion Shares issuable in respect of its OP Units set forth in the OP Unit Recipient Agreement. The OP Unit Recipient Agreement shall reflect the foregoing.

                  E. Lock-Up Period. Each OP Unit Recipient agrees by his execution of the OP Unit Recipient Agreement that for a period of twelve (12) months following the Closing (the "First Anniversary") with respect to OP Units issued at the Closing, and for a period of six (6) months following the Second Closing or Option Closing (or until the First Anniversary, whichever is later) with respect to OP Units issued at the Second Closing or Option Closing (each as applicable, the "Lock-Up Period") he shall not, nor shall he seek to, in any way or to any extent, directly or indirectly exchange or convert (pursuant to the Partnership Agreement or otherwise), or effect or seek to effect a Transfer of any or all of the OP Units delivered to the OP Unit Recipient at the Closing, the Second Closing or the Option Closing, respectively; provided that the foregoing transfer restrictions shall not apply to (i) pledges of, or encumbrances on, OP Units in favor of institutional lenders or other financial institutions with assets in excess of Five Billion Dollars, provided that such OP Unit Recipient shall promptly notify Acquiror of such pledge of, or encumbrance on, such OP Units, stating the details thereof, or (ii) Transfers made, subject to the restrictions hereof, to Permitted Transferees (as defined below) who shall remain subject to the restrictions hereunder. In addition, each OP Unit Recipient further agrees that following the expiration of the Lock-Up Period, not more than twenty-five percent (25%) of the OP Units delivered to such OP Unit Recipient at the Closing, the Second Closing or the Option Closing, as the case may be, or Conversion Shares in respect thereof may be sold in the three-month period following the initial Lock-Up Period, and an additional twenty-five percent (25%) of such OP Units and Conversion Shares (plus any OP Units or Conversion Shares which could have previously been sold pursuant to the provisions hereof but were not) may be sold in each three-month period thereafter (so that all OP Units and Conversion Shares may be sold after the ninth (9th) month after the Lock-Up Period following, as applicable, the Closing Date, with respect to OP Units issued at the Closing, the Second Closing Date, with respect to OP Units issued at the Second Closing, or the Option Closing Date, with respect to OP Units issued at the Option Closing). Notwithstanding the foregoing, if all of the OP Units received by an OP Unit Recipient, directly or indirectly, at the Closing, Second Closing and Option Closing is less than 30,000 OP Units, then such OP Unit Recipient shall be entitled to sell all of his remaining OP Units at any time following the expiration of the Lock-Up Period. The term "Permitted Transferee" with respect to any OP Unit Recipient shall mean such recipient's spouse; a parent or lineal descendant (including an adopted child) of a parent, or the parent or spouse of a lineal descendant of a parent; a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, such recipient, or a trustee, guardian or custodian for a Permitted Transferee of such recipient; the trustee of a trust (including a voting trust) for the benefit of such recipient; a corporation, partnership or other entity of which such recipient and Permitted Transferees of such recipient are the beneficial owners of a majority in voting power of the equity; other OP Unit Recipients or Permitted Transferees thereof; any direct or indirect equity owners of an OP Unit Recipient; and any public charity, private foundation or charitable institution as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), but only in each case, who (a) is an Accredited Investor (as defined in Rule 501 under the Securities Act); and (b) agrees in writing in an instrument reasonably acceptable to Acquiror to be bound by the restrictions on transfer of the OP Units and Conversion Shares contained in this Agreement. The OP Unit Recipient Agreement shall reflect the foregoing. Notwithstanding the provisions of Section 9.3(a) of the Partnership Agreement, by its execution and delivery of this Agreement, the REIT, as general partner of Acquiror, hereby consents to Transfers of OP Units during and after the Lock-Up Period as permitted in this Agreement during the Lock-Up Period, subject to the provisions of Section 9.3(b)-(d) and Section 9.6 of the Partnership Agreement.

                  F. Right of First Refusal/First Offer on Sale of OP Units. Each OP Unit Recipient will agree that Acquiror shall have a right of first refusal with respect to unsolicited offers to purchase OP Units from such OP Unit Recipient and a right of first offer with respect to OP Units that such OP Unit Recipient seeks to sell (other than Transfers to Permitted Transferees), as provided in an agreement to be delivered by each OP Unit Recipient at Closing, the Second Closing or the Option Closing, as the case may be, substantially in the form of Exhibit H attached hereto (the "OP Unit Recipient Agreement"). Any Permitted Transferee will be required to agree to be bound by the provisions of this Section 3F.

                  G. Right of First Offer/First Refusal on Development, Sale and Acquisition of Buildings.

                        (i) Development Projects. During the period from and after the Closing Date through and continuing up to and including the fifth (5th) anniversary thereof (the "Option Period"), Acquiror shall have a continuing right of first offer on development opportunities of the Falcone Group (as defined below) in the Standard Metropolitan Statistical Areas of Albany, Buffalo, Rochester and Syracuse in the State of New York (the "SMSAs") for the construction of office or industrial buildings (excluding medical office buildings) on undeveloped land or the demolition of existing improvements and the construction of office or industrial buildings (excluding medical office buildings) on a parcel of land (each, a "Development Project") in accordance with the following procedures: If during the Option Period the Falcone Group desires to develop a Development Project in any of the SMSAs and desires to use a third-party equity capital partner (other than key executives or employees of Pioneer Development Company, LLC making minority investments)(a "Development Partner"), the Falcone Group shall provide written notice (a "Development Offer Notice") to Acquiror (i) specifying the terms and conditions upon which the Falcone Group would be willing to develop such Development Project with a Development Partner including the terms of payment or capital contributions, as the case may be, the identity of the Development Project and other material terms and conditions (collectively, the "Development Offer Terms"); and
         (ii) offering Acquiror the opportunity to become the Development Partner for such Development Project upon the Development Offer Terms. Acquiror or its nominee shall be entitled, for a period of fifteen (15) days after the date of receipt of a Development Offer Notice (the "Development Exercise Period"), to exercise its rights hereunder by written notice to the Falcone Group (a "Development Acceptance Notice") to become a Development Partner for the Development Project, in accordance with the Development Offer Terms. If during the Development Exercise Period Acquiror delivers a Development Acceptance Notice to the Falcone Group, Acquiror and the Falcone Group shall use commercially reasonable efforts to enter into appropriate documentation for Acquiror to become a Development Partner upon the Development Offer Terms with regard to the Development Project within sixty (60) days after the date of receipt of the Development Offer Notice by Acquiror. If (i) Acquiror fails to timely deliver a Development Acceptance Notice to the Falcone Group, (ii) Acquiror notifies the Falcone Group that it does not desire to become a Development Partner, or (iii) a Development Acceptance Notice is timely given but after all commercially reasonable efforts have been made by the Falcone Group, appropriate documentation is not entered into within the sixty (60) day period noted above, then the Falcone Group shall have the right to seek and enter into an agreement with another Development Partner for the Development Project upon terms which would not be materially more favorable to Acquiror than the Development Offer Terms; provided, however, that if the Falcone Group does not enter into a binding contract for a third-party to become a Development Partner for such Development Project within 180 days of the later of (x) the expiration of the Development Exercise Period (e.g. if Acquiror failed to timely exercise, or declined its right to exercise, its option hereunder) or (y) the end of the applicable time period relating to clause (iii) above, or the Falcone Group desires to offer a third-party the right to become a Development Partner for such Development Project on terms which would be materially more favorable to Acquiror than the Development Offer Terms, then Acquiror shall again have its right of first offer to become a Development Partner for the development of the Development Project as set forth in this paragraph, and the Falcone Group and Acquiror shall again comply with the requirements hereof; provided, however, that if the Falcone Group desires to enter into an agreement with another Development Partner on terms which would be materially more favorable to Acquiror than the Development Offer Terms, Acquiror shall only have five (5) calendar days after receipt of the revised Development Offer Terms to deliver the Development Acceptance Notice. Notwithstanding the foregoing, this subsection (i) shall not apply to third-party financing.

                       (ii)         Sale Projects.
                                    --------------

                           (a) During the Option Period, if the Falcone Group
                  shall decide to sell (whether by transfer of fee simple interest or a leasehold interest, sale of an interest in an entity which owns an interest in, an installment sale, or otherwise) one or more office or industrial buildings and related land and facilities (excluding medical office buildings) directly or indirectly owned or controlled by the Falcone Group and located in any of the SMSAs (each, an "Offer Project"), then prior to offering any Offer Project to a third-party purchaser, the Falcone Group shall provide written notice (an "Offer Project Notice") to Acquiror (i) specifying the purchase price, terms of payment, identity of the Offer Project and other material terms and conditions which the Falcone Group proposes for the sale of the Offer Project (collectively, the "Offer Project Terms") and (ii) offering to sell to Acquiror the Offer Project on the Offer Project Terms. Acquiror or its nominee will have the option, to be exercised by written notice (an "Offer Project Acceptance Notice") to the Falcone Group within fifteen (15) days after Acquiror's receipt of the Offer Project Notice (the "Offer Exercise Period") to accept the Offer Project Terms. The Falcone Group and Acquiror shall use commercially reasonable efforts to enter into a purchase and sale agreement relating to the Offer Project upon the Offer Project Terms within sixty (60) days after receipt by Acquiror of the Offer Project Notice and the Falcone Group and Acquiror shall consummate the transaction contemplated by the Offer Project Notice within the time period specified in such agreement. If (i) Acquiror fails to timely deliver the Offer Project Acceptance Notice to the Falcone Group, (ii) Acquiror notifies the Falcone Group that it does not desire to accept the Offer Project Terms, (iii) an Offer Project Acceptance Notice is timely given but after all commercially reasonable efforts have been made by the Falcone Group, a purchase and sale agreement is not entered into within the sixty (60) day period noted above, or (iv) the transaction contemplated by the Offer Project Notice is not consummated within time period set forth in the purchase and sale agreement, unless such consummation is delayed for reasons beyond the reasonable control of Acquiror, then the Falcone Group shall have the right to sell the Offer Project to a third-party purchaser upon terms which would not be materially more favorable to Acquiror than the Offer Project Terms; provided, however, if a binding agreement with regard to the Offer Project is not entered into by the Falcone Group and a third-party purchaser within 180 days of the later of
                  (x) the expiration of the Offer Exercise Period (if Acquiror failed to timely exercise, or declined its right to exercise, its option hereunder) or (y) the end of the applicable time period relating to clauses (iii) or (iv) above, or the Falcone Group desires to offer to sell the Offer Project to a third-party purchaser on terms which would be materially more favorable to Acquiror than the Offer Project Terms, then the Falcone Group shall, prior to offering the Offer Project to a third-party, again be obligated to offer to sell to Acquiror the Offer Project by delivering a revised Offer Project Notice to Acquiror reflecting the revised Offer Project Terms the Falcone Group would be willing to accept for the Offer Project and the Falcone Group and Acquiror shall again comply with the requirements hereof; provided, however, that if the Falcone Group desires to offer to sell the Offer Project to a third-party purchaser on terms which would be materially more favorable to Acquiror than the Offer Project Terms, Acquiror shall only have five (5) calendar days after receipt of the revised Offer Project Terms to deliver the Offer Project Acceptance.

                           (b) During the Option Period, if the Falcone Group
                  receives from a third-party an unsolicited offer to purchase (whether by transfer of fee simple interest or a leasehold interest, an interest in an entity which owns an interest in, an installment sale, or otherwise) one or more office or industrial buildings and/or related land and facilities (excluding medical office buildings) directly or indirectly owned or controlled by the Falcone Group and located in any of the SMSAs (each, a "Refusal Project"), then prior to accepting such unsolicited offer, the Falcone Group shall provide written notice (a "Refusal Project Notice") to Acquiror specifying (i) the purchase price, terms of payment, identity of the

                  Refusal Project and other material terms and conditions offered to the Falcone Group relating to the sale of the Refusal Project (collectively, the "Refusal Project Terms") and (ii) offering to sell to Acquiror the Refusal Project on the Refusal Project Terms. Acquiror or its nominee will have the option, to be exercised by written notice (a "Refusal Project Acceptance Notice") to the Falcone Group within fifteen (15) days after Acquiror's receipt of the Refusal Project Notice (the "Refusal Exercise Period") to accept the Refusal Project Terms. The Falcone Group and Acquiror shall use commercially reasonable efforts to enter into a purchase and sale agreement relating to the Refusal Project upon the Refusal Project Terms within sixty (60) days after receipt by Acquiror of the Refusal Project Notice and the Falcone Group and Acquiror shall consummate the transaction contemplated by the Refusal Project Notice within the time period specified in such agreement. If (i) Acquiror fails to timely deliver the Refusal Project Acceptance Notice to the Falcone Group, (ii) Acquiror notifies the Falcone Group that it does not desire to accept the Refusal Project Terms, (iii) a Refusal Project Acceptance Notice is timely given but after all commercially reasonable efforts have been made by the Falcone Group, a purchase and sale agreement is not entered into within the sixty (60) day period noted above, or (iv) the transaction contemplated by the Refusal Project Notice is not consummated within the time period set forth in the purchase and sale agreement, unless such consummation is delayed for reasons beyond the reasonable control of Acquiror, then the Falcone Group shall have the right to sell the Refusal Project on terms which would not be materially more favorable to Acquiror than the Refusal Project Terms to the third-party purchaser which offered to buy the Refusal Project; provided, however, if a binding agreement with regard to the Refusal Project is not entered into by the Falcone Group and such third-party purchaser within 180 days of the later of (x) the expiration of the Refusal Exercise Period (if Acquiror failed to timely exercise, or declined its right to exercise, its option hereunder) or (y) the end of the applicable time period relating to clauses (iii) or (iv) above, or the Falcone Group desires to sell the Refusal Project to such third-party offeror on terms which would be materially more favorable to Acquiror than the Refusal Project Terms, then the Falcone Group shall, prior to selling the Refusal Project to such third-party, again be obligated to offer to sell to Acquiror the Refusal Project by delivering a revised Refusal Project Notice to Acquiror reflecting the revised Refusal Project Terms the Falcone Group would be willing to accept for the Refusal Project and the Falcone Group and Acquiror shall again comply with the requirements hereof; provided, however, that if the Falcone Group desires to offer to sell the Refusal Project to a third-party purchaser on terms which would be materially more favorable to Acquiror than the Refusal Project Terms, Acquiror shall only have five (5) calendar days after receipt of the revised Refusal Project Terms to deliver the Refusal Project Acceptance.

                  This subsection (ii) of Section 3G shall not apply to any Deleted Properties and shall apply to any Contributor Deleted Properties. With respect to any Contributor Deleted Properties, the rights of Acquiror in this subsection (ii) of
                  Section 3G shall be subject to the existing rights of partners or required offerees of the Falcone Group which are contained in the partnership agreement of the relevant Owner, and shall not apply if the Falcone Group is a minority partner in an Owner of a Contributor Deleted Property on the date of this Agreement and the other partners in such Owner elect to sell or otherwise dispose of such Contributor Deleted Property to a third party.

                      (iii) Notwithstanding the foregoing right of first offer and right of first refusal, such rights shall not apply to Development Projects, Offer Projects or Refusal Projects in instances where the Falcone Group either receives bona fide offers from, or proposes to develop or acquire with, potential purchasers or potential developers who would also be, or whose affiliate would be, the sole tenant in the existing building(s) or the building(s) proposed to be built pursuant to such projects.

                       (iv)         Acquisition Buildings.
                                    ----------------------

                           (a) During the Option Period, the Falcone Group shall
                  not, directly or indirectly, acquire, solicit, seek to acquire or solicit, or otherwise pursue any opportunities to acquire (whether by transfer of fee simple interest, a leasehold interest or an interest in any entity owning any such interest, an installment sale, or otherwise) any office or industrial buildings or related land and facilities (excluding medical office buildings) located in any of the SMSAs other than for or on behalf of Acquiror.

                           (b) During the Option Period, if the Falcone Group
                  receives from a third-party an unsolicited offer to sell to the Falcone Group (whether by transfer of fee simple interest, a ground lease, an installment sale, or otherwise) one or more office or industrial buildings and related land and facilities (excluding medical office buildings) located in any of the SMSAs, then the Falcone Group shall promptly provide written notice to Acquiror of such offer and shall refer such third-party offeror to Acquiror.

                        (v) The Falcone Group. The "Falcone Group" shall mean Michael J. Falcone and his spouse, Michael P. Falcone and his spouse, and lineal descendants of Michael J. Falcone and Michael P. Falcone (the "Falcone Family") and each entity that directly or indirectly, through one or more intermediaries, is controlled by the Falcone Family. For purposes of this definition, control of an entity means the power, direct or indirect, to direct or cause the direction of management and policies of such person or entity whether by contract or otherwise.

                       (vi) Confidentiality. Acquiror agrees to keep strictly confidential the terms and existence of any Development Project, Offer Project or Refusal Project unless and until it has been accepted by Acquiror.

                  H.       Tax Matters.
                           ------------
                        (i) No Property Disposition. (a) In the case of those Properties or Additional Properties set forth on Schedule 3H attached hereto, during the period commencing on the Closing Date and expiring on the earlier to occur of (I) the seventh (7th) anniversary of the Closing Date (with respect to the Properties), the Second Closing (with respect to Waterfront II) or the Option Closing Date (with respect to One City Centre and Three City Centre), or (II) the sale or disposition in a taxable transaction, or conversion by each OP Unit Recipient who received OP Units in respect of such Property (or Additional Property, as the case may be) of OP Units representing 70% of the OP Units delivered to such OP Unit Recipient at the Closing, the Second Closing and the Option Closing in respect of such Property (or Additional Property, as the case may be) (the "70% Condition"); and (b) in the case of the remaining Properties, during the period commencing on the Closing Date and expiring on the first (1st) anniversary of the Closing Date, Acquiror shall not sell or make any other voluntary disposition (including, without limitation, by way of a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of any of the Properties or

         Additional Properties in a transaction that causes Contributor to recognize taxable income in excess of "book" income under Section 704(c) of the Code with respect to such sale or other disposition without the consent of the affected Contributor. Thereafter, Acquiror shall use all commercially reasonable efforts in disposing of any of the Properties or Additional Properties during the period expiring on the earlier to occur of (x) the tenth (10th) anniversary of the Closing Date (with respect to the Properties), the Second Closing Date (with respect to Waterfront II) or the Option Closing Date (with respect to One City Centre and Three City Centre), or (y) the achievement of the 70% Condition, to structure such disposition as a transaction that will not result in a material gain to the Contributors, whether by means of an exchange contemplated under Code Sections 351, 354, 355, 368, 721, 1031, 1033 or otherwise, provided that if such disposition were not so structured the affected Contributor would recognize taxable income in excess of "book" income with respect to such disposition.

                       (ii) Debt Maintenance and Guaranty Requirements. At Closing, or at any time subsequent thereto in accordance with the terms hereof, Acquiror will permit Contributor at Contributor's option to guarantee the "bottom" portion (i.e., the least risky portion) of available indebtedness of Acquiror or indemnify the REIT, Acquiror or any of their subsidiaries for liabilities in respect thereof. Subject to this Section 3H(ii), Acquiror agrees to maintain at all times an amount of indebtedness equal to $57,000,000 (reduced by the amount of indebtedness Contributor no longer requires due to the Additional Cash Amount) (the "Debt Amount") for only Contributor (as allocated by Contributor among Contributor) to guarantee (or indemnify the REIT, Acquiror or any of their subsidiaries for such indebtedness). The provisions of this Section 3H(ii) shall apply until the earlier to occur of (a) the seventh (7th) anniversary of the Closing Date or (b) the achievement of the 70% Condition. Notwithstanding the foregoing, if any OP Unit Recipient (i) obtains a tax-free step-up in the basis of their OP Units for federal income tax purposes; (ii) sells, transfers or otherwise disposes of their OP Units in a taxable transaction; or
         (iii) receives an allocation under Treasury Reg. Section 1.704-3(b) using the traditional method without curative allocations that reduces the amount of Built-in-Gain (as defined below), then the Debt Amount shall be commensurately reduced. For purposes of this Agreement, "Built-in-Gain" shall mean, with respect to each Property or Additional Property, the amount of taxable income in excess of "book" income that would be allocated to Contributor if such Property or Additional Property, as the case may be, were disposed of in a fully taxable transaction. After the seventh (7th) anniversary of the Closing Date and until the achievement of the 70% Condition, Acquiror will use commercially reasonable efforts to permit Contributor to guarantee available indebtedness of Acquiror or indemnify the REIT, Acquiror or any of their subsidiaries for liabilities in respect thereof, up to an amount equal to what the reduced Debt Amount would have been under this
         Section 3H(ii) if it were still applicable.

                      (iii) Allocation Method. Pursuant to Section 5.4 of the Partnership Agreement, Acquiror shall elect to use the "traditional method" without curative allocations set forth in Regulation Section 1.704-3(b) with respect to the Properties.

                  I. Board Seat. The REIT shall take all actions necessary to appoint Michael J. Falcone to the Board of Directors of the REIT at Closing, with an initial term to last until the next annual meeting of the REIT's stockholders. At such annual meeting, Michael J. Falcone shall be nominated to serve as a Class I director of the REIT (i.e., with an initial term of three (3) years).

                  J. Allocation of Contribution Consideration. Prior to the Closing, the Second

Closing and the Option Closing, as the case may be, and if requested by Acquiror, Acquiror and Contributor shall use commercially reasonable efforts to agree in writing upon the allocation of the Contribution Consideration and the Additional Consideration, as the case may be, among the Land and the Improvements. Acquiror and Contributor agree that the Personal Property has no separate value except in connection with the Properties and Additional Properties. No part of the Contribution Consideration is attributable to the Personal Property.

                  K. Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may be reasonably requested by one or more of the others to consummate the transactions contemplated hereby, to vest Acquiror with full right, title and interest in and to the Properties, Additional Properties, the Partnership Interests and the Management Contracts or to effect the other purposes of this Agreement.

                  L. Assumption of Debt; Deletion of Property. Contributor shall use all commercially reasonable efforts to renegotiate the prepayment penalties payable in respect of that portion of the Existing Indebtedness encumbering, or related to, those Properties known as One Park Place, Syracuse, New York, and 1045 James Street, Syracuse, New York, and the Additional Property known as One City Centre. If Contributor is unable to renegotiate such prepayment penalties to Contributor's reasonable satisfaction, Contributor shall have the following options:

                        (i) If Contributor is unable to renegotiate the prepayment penalties payable (and to renegotiate with the lender to allow for prepayment) in respect of that portion of the Existing Indebtedness encumbering, or related to, One Park Place, Syracuse, New York (the "Park Place Indebtedness"), Contributor shall have the option, exercisable upon written notice to Acquiror not less than five
         (5) business days prior to the Closing Date, to (i) delete and eliminate One Park Place, Syracuse, New York from this Agreement or
         (ii) contribute such Property to Acquiror subject to the Park Place Indebtedness and Acquiror shall assume the Park Place Indebtedness (the "Assumed Park Place Indebtedness"); provided, however, that on the Closing Date the Park Place Indebtedness shall not exceed the aggregate principal sum of $11,200,000 plus current interest. If Acquiror assumes the Park Place Indebtedness pursuant to this Section 3L(i), the Contribution Consideration shall be adjusted pursuant to the formula set forth in Schedule 3L.

                       (ii) If Contributor is unable to renegotiate the prepayment penalties payable in respect of that portion of the Existing Indebtedness encumbering, or related to, 1045 James Street, Syracuse, New York (the "James Street Indebtedness"), Contributor shall have the option, exercisable upon written notice to Acquiror not less than five
         (5) business days prior to the Closing Date, to (i) delete and eliminate 1045 James Street, Syracuse, New York from this Agreement or
         (ii) to contribute such Property to Acquiror subject to the James Street Indebtedness and Acquiror shall assume the James Street Indebtedness (the "Assumed James Street Indebtedness" and together with the Assumed Park Place Indebtedness, the "Assumed Indebtedness"); provided, however, that on the Closing Date the James Street Indebtedness shall not exceed the aggregate principal sum of $3,427,259 plus current interest. If Acquiror assumes the James Street Indebtedness pursuant to this Section 3L(ii), the Contribution Consideration shall be adjusted pursuant to the formula set forth in
         Schedule 3L.

                      (iii) If Contributor is unable to renegotiate the prepayment penalties payable in respect of that portion of the Existing Indebtedness encumbering, or related to, One City Centre, Contributor shall have the option, exercisable upon written notice to Acquiror on or prior to the date which is five (5) business days prior to the Option Closing Date, to delete and eliminate One City Centre from this Agreement.

If Contributor exercises its option pursuant to this Section 3L to delete one or more of the properties set forth in this Section 3L (each a "Contributor Deleted Property," and together the "Contributor Deleted Properties"), this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended to eliminate each Contributor Deleted Property herefrom. Upon such amendment of this Agreement, (a) all references to the Properties or Additional Properties, as the case may be, shall automatically exclude the Contributor Deleted Properties and no obligations of Contributor (or Acquiror's Conditions Precedent) set forth herein shall apply to the Contributor Deleted Properties, (b) all references to Contributor and Owner shall automatically exclude the Contributor(s) and Owner(s) appurtenant to the Contributor Deleted Properties, (c) the Contribution Consideration or Additional Consideration shall be reduced by the amount allocated to the Contributor Deleted Properties and their related Management Contracts pursuant to Schedule 3B(i) and Schedule 3B(ii), and (d) Acquiror shall promptly return to Contributor all documents, records and studies relating to the Contributor Deleted Properties. Notwithstanding the foregoing, no such amendment shall modify any indemnity or other obligation of a party regarding the Contributor Deleted Properties which expressly survives the deletion of the Property or Additional Property, or the termination of this Agreement.

                  In addition, if Frontier Corporation (a tenant at Three City Centre) timely exercises its right of first refusal to purchase Three City Centre, then Three City Centre shall be deemed a Contributor Deleted Property for all purposes under this Agreement.

                  M. Reimbursement for Capital Expenditures. At the Closing, the Second Closing and the Option Closing, Acquiror shall reimburse or pay Contributor for those capital expenditures made or incurred by Contributor with respect to the Properties (in the case of the Closing), Waterfront II (in the case of the Second Closing) or One City Centre and Three City Centre (in the case of the Option Closing) during the twenty four (24) month period preceding the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, (which capital expenditures shall be identified in writing by Contributor at least three (3) business days prior to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be); provided, however, that the amount reimbursed under this Section 3M shall not exceed the amount of cash payable to Contributor pursuant to Section 3B(i), Section 3B(ii),
Section 3B(iii) or Section 3B(iv), respectively (including the Additional Cash Amount), in each case prior to any adjustment for this Section 3M. Acquiror shall disburse the amounts payable pursuant to this Section 3M at the Closing, the Second Closing and the Option Closing, as the case may be, to those people specified by Contributor in writing at least three (3) business days prior to the Closing Date, the Second Closing Date or the Option Closing Date, respectively.

                  N. Notification if Representations and Warranties Untrue. Prior to the Closing Date (with respect to the Properties), the Second Closing Date (with respect to Waterfront II) or the Option Closing Date (with respect to One City Centre and Three City Centre), Acquiror shall notify Contributor upon discovery that any representation or warranty of Contributor contained in this Agreement is untrue or incorrect, and Contributor shall notify Acquiror upon discovery that any representation or warranty of Acquiror contained in this Agreement is untrue or incorrect. Contributor shall have thirty (30) days from the date it receives such notification from Acquiror to cure such inaccuracy. If the expiration of such thirty (30) day period occurs after the applicable closing date and if Contributor is unable to cure such inaccuracy prior to the closing date with respect to any property, then the applicable closing shall occur for all unaffected properties and an additional closing shall occur for the affected properties as soon as practicable thereafter, but in no event later than the end of such thirty (30) day period. If an additional closing occurs, the properties acquired at such additional closing shall be treated as if they were acquired at the applicable closing for purposes of determining applicable post-closing time periods under this Agreement.

                  O. Excepted Holder Limit. If at the time any OP Unit Recipient exercises its Conversion Right the REIT elects to deliver Conversion Shares, and the delivery of such Conversion Shares would violate the Ownership Limit (as defined in the REIT's charter), then the REIT hereby covenants and agrees that it will (i) create an Excepted Holder Limit (as defined in the REIT's charter) for such OP Unit Recipient; or (ii) pay cash in lieu of Conversion Shares for such OP Units (the cash amount to be determined as provided in the Partnership Agreement).

                  P. Certain Partner Consents. With respect to the properties known as 50-60 Lakefront Boulevard (Waterfront I), One City Centre, Three City Centre and One Park Place, Contributor shall use its best efforts to obtain, within 20 days of the date of this Agreement, all consents and approvals as may be required to consummate the transactions contemplated by this Agreement from each partner of the respective Contributed Entity. If, after using such best efforts, Contributor is unable to obtain such consents and approvals within such period of time with respect to any one or more of the properties known as 50-60 Lakefront Boulevard (Waterfront I) or One Park Place, then Contributor shall promptly notify Acquiror, and Acquiror shall have the option either to terminate this Agreement upon delivery to Contributor of a Termination Notice (in which case, Section 14 shall not apply) or to consummate the transactions contemplated by this Agreement; provided, however, that Contributor may delete One Park Place and Acquiror may not then deliver a Termination Notice due to the failure to obtain such consents and approvals with respect to One Park Place, and One Park Place will thereafter be treated as a Contributor Deleted Property under this Agreement. If, after using such best efforts, Contributor is unable to obtain such consents and approvals within such period of time with respect to any one or more of the properties known as One City Centre or Three City Centre, then Contributor shall promptly notify Acquiror. If Acquiror elects to consummate the transactions with respect to the Properties or does not elect to terminate its option with respect to One City Centre and Three City Centre, then Contributor will continue to use its best efforts to obtain such consents and approvals until the Closing Date or the end of the Additional Property Option Period with respect to One City Centre and Three City Centre, respectively. If, at such time, Contributor is still unable to obtain such consents and approvals, then this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended to eliminate each such property herefrom (together, the "Eliminated Properties"). Upon such amendment of this Agreement, (a) all references to the Properties or Additional Properties shall automatically exclude the Eliminated Properties and no obligations of Contributor (or Acquiror's Conditions Precedent) set forth herein shall apply to the Eliminated Properties, (b) all references to Contributor and Owner shall automatically exclude the Contributor(s) and Owner(s) appurtenant to the Eliminated Properties, (c) the Contribution Consideration or Additional Consideration shall be reduced by the amount allocated to the Eliminated Properties and their related Management Contracts pursuant to Schedule 3B(i) and
Schedule 3B(ii), and (d) Acquiror shall promptly return to Contributor all documents, records and studies relating to the Eliminated Properties. Notwithstanding the foregoing, no such amendment shall modify any indemnity or other obligation of a party regarding the Eliminated Properties which expressly survives the deletion of the Property or Additional Property, or the termination of this Agreement.

                  Q. Falcone Net Worth. Michael J. Falcone and Michael P. Falcone hereby agree that, (i) at all times from and after the Closing Date and up to and including the date which is the 18 month anniversary of the Closing Date (or such later date as a claim for indemnification made by Acquiror is resolved, provided that Acquiror made such claim in a timely manner as provided in Sections 8E and 15), they will maintain a combined personal net worth of at least $50,000,000; and (ii) at all times from and after the date which is the 18 month anniversary of the Closing Date and up to and including the date which is the 18 month anniversary of the later of the Second Closing Date or the Option Closing Date (or such later date as a claim for indemnification made by Acquiror is resolved, provided that Acquiror made such claim in a timely manner as provided in Sections 8E and 15), they will maintain a combined personal net worth of at least $9,000,000 plus the amount of all timely claims for indemnification made by Acquiror; provided, however, that in no event will they be required to maintain a combined personal net worth exceeding $50,000,000.

                  R. Employees. Attached hereto as Exhibit N is a list of employees who Acquiror will hire at Closing, the Second Closing or the Option Closing, as applicable.

                  S. Industrial Development Authorities. To the extent required by the terms of an IDA Lease Agreement, Acquiror and Contributor shall each use their commercially reasonable efforts to obtain the consent of each applicable IDA (the "IDA Consents") to the, direct or indirect, transfer of the leasehold estate to Acquiror. Acquiror and Contributor shall each bear its own costs of obtaining the IDA Consents. If Acquiror and Contributor are unable to obtain the IDA Consent for any Property or Additional Property which is subject to an IDA Lease Agreement by the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, then Contributor shall take all necessary steps to terminate the applicable IDA Lease Agreement and related IDA documents and obtain the reconveyance of the applicable Property or Additional Property to Contributor and Contributor shall transfer such Property or Additional Property to Acquiror at the Closing, the Second Closing or the Option Closing, as the case may be, pursuant to the terms and conditions of this Agreement applicable to those properties to be transferred to Acquiror by deed transfer or partnership assignment, without any reduction of the Contribution Consideration or the Additional Consideration.

                  T. Additional Property Option. Acquiror shall have the option, exercisable upon written notice to Contributor (the "Additional Property Notice") during the period (the "Additional Property Option Period") beginning on the date of this Agreement and ending on the date which is ninety (90) days from the date of this Agreement, to purchase both One City Centre and Three City Centre at the Option Closing as follows:

                        (i) If Acquiror delivers the Additional Property Notice, subject to the terms and conditions contained in this Agreement (including Contributor's right under Section 3L(iii) to delete One City Centre from this Agreement), ownership in and to One City Centre and Three City Centre shall be, directly or indirectly, transferred by Contributor to Acquiror at the Option Closing.

                       (ii) If Acquiror delivers the Additional Property Notice and Contributor has exercised its option to delete One City Centre from this Agreement pursuant to Section 3L(iii), subject to the terms and conditions contained in this Agreement, ownership in and to Three City Centre shall be, directly or indirectly, transferred by Contributor to Acquiror at the Option Closing.

                  U. Graphic Controls Corporation Lease. If Graphic Controls Corporation is entitled to an initial abatement of fixed rent on the date Acquiror acquires Waterfront II, Contributor will pay to Acquiror (on the first of each month until Graphic Controls Corporation's initial obligation to pay rent commences), an amount equal to (i) the monthly fixed rent Graphic Controls Corporation would have paid on such first of the month but for the abatement (each, a "Monthly Rent Payment"), minus (ii) the present value (calculated on the date each Monthly Rent Payment is made) of an amount equal to the Monthly Rent Payment twenty years into the future discounted at the rate of 10% per annum.

                  V. Management Contracts. Acquiror hereby covenants and agrees that neither it nor its Permitted Designees (as defined below) will sell or otherwise dispose of the Management Contracts; provided, however, that Acquiror or its Permitted Designees may cancel or otherwise terminate the Management Contracts. Acquiror hereby covenants and agrees that, if the Management Contracts are cancelled or otherwise terminated, neither it nor its Permitted Designees will take the position that such cancellation or termination results in an allocation of income to the Management Contributor.

                  W. One Park Place Lobby Renovations. Contributor and Acquiror agree that certain renovation work (the "Renovation") to the building lobby of One Park Place is necessary. Contributor has delivered to Acquiror the budget for the Renovation and plans therefore (totaling $475,000). Contributor agrees to perform (or cause to be performed) the Renovation promptly, in a good and workmanlike manner, consistent with the budget and plans for the Renovation, whether completed prior to or subsequent to the Closing. Acquiror agrees to pay Contributor for the Renovation in accordance with the budget. Prior to Closing, costs incurred in performing the Renovation shall be paid by Contributor but shall be reimbursed by Acquiror at Closing in cash and in addition to all other amounts which may be owed to Contributor at Closing. Subsequent to Closing, costs incurred in performing the Renovation shall be paid by Contributor and reimbursed by Acquiror within ten (10) business days of submission by Contributor (not more frequently than monthly) to Acquiror of a reimbursement request. Any request made by Contributor for reimbursement of costs incurred in performing the Renovation, whether at Closing or pursuant to a reimbursement request thereafter, shall be accompanied by invoices, receipts or other evidence reasonably substantiating that such costs were incurred by Contributor or are then due and owing in connection with the Renovation. If the Renovation is not completed by the Closing, Acquiror shall allow Contributor access to One Park Place as shall be necessary for Contributor to complete the Renovation. If Marsh & McLennan, Inc. ("M&M") is entitled to receive free parking at One Park Place pursuant to the terms of that certain letter agreement from Pioneer Development Company, LLC to M&M regarding the Renovation, then Contributor shall pay to Acquiror, on or prior to the date such amount would otherwise have been due and payable by M&M, the amount which would have been paid by M&M but for M&M's right to receive such free parking; provided, however, that Contributor shall not be obligated to pay such amounts to the extent, but only the extent, the Renovation would have been completed but for the fault of Acquiror. The provisions of this
Section 3W shall be deemed null and void if One Park Place is, or the partnership interests of the owners thereof are, not conveyed to Acquiror at Closing in accordance with the terms of this Agreement.

         4.       OPERATION OF PROPERTIES AND CONDUCT THROUGH CLOSING

                  A. Through the Closing Date (with respect to the Properties) and through the Option Closing Date (with respect to One City Centre and Three City Centre), each Owner shall:

                        (i) Except as otherwise provided for in this Agreement, manage and operate the Properties and One City Centre and Three City Centre, as the case may be, only in and shall not take any actions except in accordance with each Owner's usual and ordinary course of business consistent with past practices and keep the Land, the Improvements and the tangible Personal Property in their current condition and repair, ordinary wear and tear excepted.

                       (ii) Not enter into any new lease, service contract or management contract or extend, modify, amend or renew any Lease, Service Contract or Management Contract without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, each Owner may enter into new leases which pertain to less than 5,000 rentable square feet, or new service contracts with a duration of less than one year, or extensions, modifications, amendments or renewals of Leases which pertain to less than 5,000 rentable square feet or Service Contracts with a duration of less than one year, upon prior notice to, but without the consent of, Acquiror so long as such new lease or service contract or extension, modification, amendment or renewal of a Lease or Service Contract is on market terms with bona fide third parties and is the type of transaction which each Owner currently enters into in the normal course of its business.

                      (iii) Not cancel any Lease, Service Contract or Management Contract without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed.

                       (iv) Pursuant to the provisions of Section 9, provide Acquiror with access to the Properties for it to inspect same to assure that each Owner is complying with the requirements of this Section 4.

                        (v) Have the right to commence or continue to assert, whether before or after Closing, any proceedings or applications for reduction in the real estate tax assessment of any of the Properties or Additional Properties set forth in Schedule 4A(v) (a "Tax Reduction Proceeding") for any real estate tax year during which Acquiror or its Permitted Designee was not the fee or leasehold title holder of any of such Properties or Additional Properties, as the case may be. Have the right to commence, whether before or after Closing, a Tax Reduction Proceeding for any of the Properties or the Additional Properties for a real estate tax year in which both Owner and Acquiror or its Permitted Designee each held fee or leasehold title to any such Property, but only if (i) Acquiror notifies Contributor that Acquiror will not commence a Tax Reduction Proceeding for such real estate tax year or
         (ii) there remains thirty (30) days or less in which to institute a Tax Reduction Proceeding for such real estate tax year and Acquiror has not commenced a Tax Reduction Proceeding for such real estate tax year. To the extent Contributor commences any Tax Reduction Proceeding pursuant to this Section 4A(v), Contributor will notify Acquiror in writing of such commencement and provide copies of all documentation in connection therewith to Acquiror, and Contributor will use counsel it customarily uses (at their customary fee arrangement) with regard to Tax Reduction Proceedings. To the extent any Tax Reduction Proceeding is required to be brought in the name of Acquiror and Contributor has the right to commence such a proceeding hereunder, then Contributor shall have the right to commence such proceeding in the name of Acquiror. Acquiror agrees to cooperate with Contributor at no expense to Acquiror, including without limitation, executing any required documents, in connection with Contributor's commencement of a Tax Reduction Proceeding. To the extent any award or refund is paid to Contributor or Acquiror for any real estate tax year during which both parties owned fee or leasehold title to a Property, such party receiving such award or refund shall promptly deliver to the other party such party's allocable share of the award or refund after subtracting any required reimbursement to tenants and the out-of-pocket costs of obtaining such award or refund therefrom, including without limitation, the fees owed to certiorari counsel (which fees shall be paid by the party receiving the award or refund). To the extent any award or refund is paid to Acquiror for any real estate tax year during which only Contributor owned fee or leasehold title to a Property, Acquiror shall promptly deliver to Contributor the award or refund after subtracting any required reimbursement to tenants and the out-of-pocket costs of obtaining such award or refund therefrom, if any.

                       (vi) Promptly deliver to Acquiror copies of any operating statements for the Properties that come into the possession or control of Contributor for any period(s) including the period between the date of this Agreement and the Closing Date and for One City Centre and Three City Centre that come into the possession or control of Contributor for any period(s) including the period between the date of this Agreement and the Option Closing Date.

                      (vii) Not sell, grant any security interest in, pledge, encumber, dispose of, finance or refinance any indebtedness in respect of any of the Properties without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed, except that the loan with respect to Three City Centre may be modified pursuant to the terms Contributor previously disclosed to Acquiror.

                     (viii) Not sell, assign, grant any security interest in, pledge, encumber, dispose of, or otherwise transfer all or any part of any of the Partnership Interests with respect to the Properties except to another Contributor or its affiliate.

If Acquiror does not timely deliver the Additional Property Notice, the above shall not apply to One City Centre and Three City Centre from and after expiration of the Additional Property Option Period.

                  B. Through the Second Closing Date the Owner of Waterfront II shall:

                        (i) Complete the expansion of Waterfront II in accordance with the construction plans relating thereto and keep the Land, the Improvements and the tangible Personal Property at Waterfront II in their current condition and repair, ordinary wear and tear excepted, other than in connection with such expansion.

                       (ii) Not enter into any new lease, service contract or management contract or extend, modify, amend or cancel the Lease with Graphic Controls Corporation or the IDA Lease Agreements relating to Waterfront II (except that the IDA Lease Agreement may be amended pursuant to the terms Contributor previously disclosed to Acquiror or is consistent with the Graphic Controls Corporation lease and the new financing described in Section 4B(vi)), or extend, modify, amend or renew any Service Contract or Management Contract relating to Waterfront II, without the prior written consent of Acquiror.

                      (iii) Not cancel any Lease, Service Contract or Management Contract pertaining to Waterfront II without the prior written consent of Acquiror.

                       (iv) Pursuant to the provisions of Section 9, provide Acquiror with access to Waterfront II for it to inspect same.

                        (v) Promptly deliver to Acquiror copies of any operating statements for Waterfront II that come into the possession or control of Contributor for any period(s) including the period between the date of this Agreement and the Second Closing Date.

                       (vi) Not sell, grant any security interest in, pledge, encumber, dispose of, finance or refinance any indebtedness in respect of Waterfront II without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed, except that the current financing may be replaced with the new financing which Contributor previously disclosed to Acquiror.

                      (vii) Not sell, assign, grant any security interest in, pledge, encumber, dispose of, or otherwise transfer all or any part of any of the Partnership Interests with respect to Waterfront II, except to another Contributor or its affiliate.

         5.       STATUS OF TITLE TO PROPERTIES

                  A. State of Title. The Deed Contributors shall convey the Deed Properties to Acquiror or Acquiror's Permitted Designee by bargain and sale deeds with covenants against grantor's acts in recordable form (the "Deeds"), the Interest Contributors shall contribute their Partnership Interests to Acquiror or Acquiror's Permitted Designee by the Partnership Interest Assignments (as defined below) and the Management Contributor shall contribute its interest in the Management Contracts to Acquiror or Acquiror's Permitted Designee by an Assignment of Management Contracts (as defined below); provided, however, that in the case of the Properties and Additional Properties that are subject to lease agreements ("IDA Lease Agreements") with an Industrial Development Authority ("IDA"), the Deed Contributor which holds the leasehold interest in such Property or Additional Properties shall (subject to Section 3S above) convey to Acquiror (in lieu of the foregoing) all leasehold right, title and interest of such Deed Contributor in and to such Properties or Additional Properties. Title to the Properties and Additional Properties shall be good, marketable and insurable fee simple title, free and clear of all liens and encumbrances and shall be subject only to: (i) those covenants, conditions, liens, encumbrances, easements, assessments, restrictions, water and sewer charges, related payment in lieu of taxes agreements ("PILOT Agreements") and other title exceptions of record which are disclosed on each Title Commitment, UCC Search and Survey (each as defined below) and are not objected to by Acquiror within the Inspection Period (as defined below), (ii) rights of tenants under the Leases, as tenants only (except with respect to tenants having a purchase option or similar rights as disclosed in this Agreement), (iii) the lien of the Existing Indebtedness, if any, on those Properties encumbered by the Existing Indebtedness as of the date hereof and (iv) general real estate taxes for the year in which the Closing, Second Closing or Option Closing, as the case may be, occurs and subsequent years, not yet due and payable (the above enumerated exceptions being hereinafter collectively referred to as the "Permitted Exceptions"); provided, however, that in the case of the Properties and Additional Properties that are subject to IDA Lease Agreements, the Deed Contributor which holds the leasehold interest in such Property or Additional Properties shall (subject to Section 3S above) convey to Acquiror all leasehold right, title and interest of such Deed Contributor in and to such Properties and Additional Properties, free and clear of all liens and encumbrances and subject only to the Permitted Exceptions. The Partnership Interests shall be contributed to Acquiror free and clear of all liens, claims and encumbrances.

                  B. Preliminary Evidence of Title. As specified below, Acquiror shall obtain at Acquiror's expense the following documents to evidence the condition of Contributor's title to the Properties and Additional Properties:

                        (i) Acquiror shall obtain for each of the Properties and Additional Properties, at Acquiror's expense, a commitment (the "Title Commitment") for an ALTA 1992 Owner's Title Insurance Policy proposing to insure Acquiror or Acquiror's Permitted Designee and committing to insure title to the Properties and Additional Properties in such amounts as Acquiror deems appropriate, issued through a title insurer to be selected by Acquiror (the "Title Insurer"), and irrevocable for at least six (6) months. Acquiror shall direct the Title Insurer to deliver to Contributor and to Contributor's counsel copies of each Title Commitment at the same time the Title Insurer delivers each Title Commitment to Acquiror. The Title Commitment shall show fee simple title to the Properties and Additional Properties vested in Owner or the IDA, as the case may be. The Owner's Title Insurance Policy (collectively, the "Title Policies") to be issued to Acquiror at the Closing, the Second Closing or the Option Closing, as the case may be, pursuant to the corresponding Title Commitment shall contain an extended coverage endorsement over the so-called general or standard exceptions that are a part of the printed form of the policy, an ALTA Form 103.7 access endorsement, coverage insuring any easements for utilities servicing the Properties or Additional Properties that do not connect to the Properties or Additional Properties, as the case may be, from a public street, and such other endorsements as counsel for Acquiror shall reasonably deem appropriate, all at Acquiror's sole cost and expense.

                       (ii) Acquiror, at its sole option and expense, may order and obtain written results of searches (the "UCC Searches") conducted by a private service reasonably acceptable to Acquiror of the records of the County Recorder of the County and Secretary of State of the State in which the Properties and Additional Properties are located for Uniform Commercial Code Financing Statements, tax liens and the like in the name of Contributor, the Properties, Additional Properties and any other name or location reasonably requested by Acquiror.

                      (iii) Acquiror may obtain, at its sole option and expense, a current "as-built" plat of survey (the "Survey") for each of the Properties and Additional Properties dated after the date of this Agreement, certified to Acquiror, the REIT and the Title Insurer (and such other persons or entities as Acquiror may designate) by a surveyor registered in the State in which the Properties and Additional Properties are located as having been prepared (i) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by the American Land Title Association ("ALTA") and the American Congress on Surveying and Mapping ("ACSM") in 1992, and including items 1 through 5 (excluding for Table A5 any information with respect to elevations), 6-11 and 13 of Table A thereof, and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of such certification) of an "Urban" Survey (as defined therein). Each Survey shall also contain the surveyor's certification that, among other things, neither the Properties nor Additional Properties are located in any area designated by any governmental agency or authority as being a flood-prone or flood-risk area (whether pursuant to the Flood Disaster Act of 1973, as amended, or otherwise), and that the requirements of the National Flood Insurance Program are not applicable to the Properties or Additional Properties.

                  C. Title Defects. If the Title Commitment, the UCC Searches or any Survey (or any revision or update of any of them) discloses exceptions to title to any of the Properties (including Additional Properties), other than Permitted Exceptions, or any other title or survey matter which does not conform to the requirements of this Agreement with respect to any of the Properties or Additional Properties, Acquiror shall so notify Contributor and Contributor may, at its election, undertake to eliminate such unacceptable defects, objections or exceptions, it being agreed that other than (i) final, unappealable judgments against an Owner, (ii) mortgages or other liens which can be satisfied by payment of a liquidated amount, other than the mortgages securing the Existing Indebtedness, (iii) defects, objections or exceptions which can be removed by payments not to exceed $25,000 for each Property including each Additional Property and not to exceed $100,000 in the aggregate for all title defects, and
(iv) payments to the mortgagees which are currently required pursuant to existing loan documents in order to cause the mortgagees to consent to Acquiror assuming the Assumed Indebtedness, and except as provided below, Contributor shall have no obligation to incur any expense or bring any action in connection with curing such defects, objections or exceptions. Other than the items described in (i) through (iv) above, which Contributor agrees to cure at its sole cost and expense without regard to the cost thereof (other than as expressly set forth in item (iii)), if after complying with the foregoing requirements, Contributor is unable to or elects not to eliminate all unacceptable defects, objections or exceptions in accordance with the terms of this Agreement on or before the date which is at least two (2) business days prior to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, Acquiror may elect either to (x) terminate this Agreement by giving written notice to Contributor (a "Termination Notice") and, upon such election, Acquiror shall immediately receive from Escrowee the Earnest Money, in which event this Agreement, without further action of the parties hereto, shall become null and void and neither party shall have any further rights or obligations under this Agreement, except with respect to the indemnities contained in Section 9B (the "Surviving Indemnities"); (y) accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the consideration to be given to Contributor hereunder; or (z) pursuant and subject to Section 10, delete and eliminate from this Agreement any or all of the affected Properties or Additional Properties, at Acquiror's sole election, and with respect to such Properties or Additional Properties not so deleted, elect to accept title subject to such unacceptable defects, objections or exceptions and receive no credit against or reduction of the consideration to be given to Contributor hereunder. If Acquiror fails to make any such election, and elects not to pursue its other rights and remedies as aforesaid, Acquiror shall be deemed to have elected option (x) above.

         6.       CLOSING

                  A. Closing Date. The closing with respect to the Properties contemplated by this Agreement (the "Closing") shall occur at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, on the basis of a "New York Style" closing at 10:00 a.m. on (i) the fifteenth (15th) day after the expiration of the Inspection Period or (ii) such other time and at such other place as Contributor and Acquiror shall agree upon in writing. The "Closing Date" shall be the date of the Closing.

                  B.       Closing Documents.
                           ------------------

                        (i) Contributor. Contributor shall deliver or cause to be delivered to Acquiror at or before Closing, to the extent applicable, each of the following items with respect to the Properties:

                           (a) the Deeds for each of the Deed Properties (other
                  than the Deed Properties
                  to be contributed by the assignment of an IDA Lease Agreement), substantially in the form of Exhibit I-1 attached hereto, such Deeds to be duly executed by the Deed Contributors;

                           (b) a bill of sale for each of the Deed Properties,
                  substantially in the form of Exhibit I-2 attached hereto, such bill of sale to be duly executed by the Deed Contributors (although the bill of sale for Deed Properties to be contributed by assignment of an IDA Lease Agreement shall not include any building or improvements);

                           (c) a letter advising tenants under the Leases of the
                  change in ownership of the Deed Properties or of the address and contact person of the Contributed Entities and directing them to pay rent to Acquiror or as Acquiror may direct, in form and substance to be mutually agreed upon by Acquiror and Contributor;

                           (d) any and all affidavits, certificates or other
                  documents reasonably required by the Title Insurer in order to cause it to issue at the Closing an Owner's Title Insurance Policy for each of the Properties (or marked-up commitment therefor) in the form and condition required by this Agreement (it being understood that Contributor will provide any customary certificates or undertakings required in order to induce the Title Insurer to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file);

                           (e) an assignment and assumption of the Leases for
                  each of the Deed Properties in substantially the form of Exhibit J-1 attached hereto (the "Assignment of Leases") (including an updated Rent Roll certified by Contributor as of the Closing Date as being true, accurate and complete in all material respects and all security deposits thereunder), an assignment of those Service Contracts that Acquiror elects to assume or which may not be terminated prior to Closing as set forth in Exhibit C attached hereto in substantially the form of Exhibit J-2 attached hereto for each of the Deed Properties (the "Assignment of Service Contracts"), and, subject to
                  Section 3S above, an assignment and assumption of the leasehold estates granted to a Deed Contributor under the IDA Lease Agreements and related PILOT Agreements in substantially the form of Exhibit J-3 attached hereto (the "Assignment of IDA Lease Agreements");

                           (f) an assignment and assumption of the Management
                  Contracts in substantially the form of Exhibit J-4 attached hereto (the "Assignment of Management Contracts");

                           (g) the delivery of all necessary and appropriate
                  consents and approvals in connection with the assignment of the Partnership Interests and an assignment and assumption of Partnership Interests from each Interest Contributor in substantially the form of Exhibit J-5 attached hereto (the "Partnership Interest Assignments");

                           (h) all of the original Leases, IDA Lease Agreements
                  and Management Agreements, all written Service Contracts assigned to Acquiror, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, blueprints, specifications, drawings and other documentation concerning the Properties and in the possession or control of Contributor;

                           (i) for the Deed Properties, an assignment, in form
                  and substance reasonably satisfactory to Acquiror and Contributor, pursuant to which Contributor transfers all items of intangible personal property referred to in Section 1A(vi) above;

                           (j) any existing bonds, warranties or guaranties
                  which are in any way applicable to the Properties or any part thereof which are in the possession or subject to the control of Contributor;

                           (k) the delivery of all necessary consents and
                  approvals of lenders under the Assumed Indebtedness, if any, and a pay-off letter (the "Pay-Off Letter") issued by each lender under the Existing Indebtedness (other than the Assumed Indebtedness, if any), setting forth the amount of principal and interest outstanding on the Closing Date, and the amount of any prepayment fees and other related charges;

                           (l) to the extent not previously delivered to
                  Acquiror, copies of the most currently available tax bills for the Properties;

                           (m) an affidavit stating, under penalty of perjury,
                  Contributor's United States taxpayer identification number and that Contributor is not a "foreign person" as defined in
                  Section 1445(f)(3) of the Code, and otherwise in the form prescribed by the Internal Revenue Service;

                           (n) the OP Unit Recipient Agreement and such other
                  documents as may be required under the Partnership Agreement in connection with the admission of each OP Unit Recipient as an additional limited partner of Acquiror, such OP Unit Recipient Agreement and other documents to be duly executed by each of the OP Unit Recipients;

                           (o) a certificate, dated the Closing Date and signed
                  by Michael J. Falcone, certifying to Acquiror that the representations and warranties of Michael J. Falcone contained in this Agreement are true and correct in all material respects as of the Closing Date;

                           (p) For each Property subject to an IDA Lease
                  Agreement for which IDA Consents have been obtained pursuant to Section 3S or for which no consent is required, an estoppel certificate from each IDA that is a party to an IDA Lease Agreement stating that which the IDA is obligated to state under the IDA Lease Agreement. Each estoppel certificate shall be in form and substance reasonably satisfactory to Acquiror;

                           (q) a leasing agreement (the "Leasing Agreement") in
                  form and substance reasonably satisfactory to Contributor and Acquiror, the material terms of which are set forth in Exhibit K attached to this Agreement, such Leasing Agreement to be duly executed by Acquiror and Pioneer Management Services Company, LLC;

                           (r) notices to parties to Service Contracts that are
                  being assigned pursuant to the Assignment of Service Contracts (the "Service Contracts Notices");

                           (s) a duly completed, executed and acknowledged (i)
                  Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate for New York State ("TP-584"),

                  (ii) any transfer tax returns required by local law, (iii) the New York State Real Property Transfer Report ("RP-5217"), and
                  (iv) any other documents required to record the Deeds or the Assignment of IDA Lease Agreements;

                           (t) if any letter of credit constitutes a security
                  deposit under any Lease, Contributor will assign the same to Acquiror at Closing, or if not assignable, Contributor will cause the tenant to replace the same with a comparable instrument;

                           (u) an assignment and assumption of the Assumed
                  Indebtedness, if necessary;

                           (v) an estoppel certificate from each lender under
                  the Assumed Indebtedness, if any, in form and substance reasonably satisfactory to Acquiror; and

                           (w) all other necessary or appropriate documents
                  reasonably required by Acquiror in order to consummate the transaction contemplated hereby (including, without limitation, the currently effective certificate(s) of occupancy for the Properties, and such other governmental or regulatory approvals issued to Contributor with respect to the Properties).

                       (ii) Acquiror. Acquiror shall deliver or cause to be delivered to Contributor at or before Closing each of the following items with respect to the Properties:

                           (a) (1) for the Deed Properties, the Assignment of
                  Leases, the Assignment of Service Contracts, and, for the Deed Properties to be contributed by assignment of IDA Lease Agreement, the Assignment of IDA Lease Agreements, (2) the Assignment of Management Contracts and (3) for the Contributed Entities, the Partnership Interest Assignments;

                           (b) the OP Unit Recipient Agreement and such other
                  documents as may be required under the Partnership Agreement in connection with the admission of each OP Unit Recipient as an additional limited partner of the Acquiror;

                           (c) the Leasing Agreement;

                           (d) the Service Contracts Notices;

                           (e) a certificate of the REIT duly executed by an
                  authorized officer of the REIT in such capacity, on the REIT's behalf and in its capacity as general partner of Acquiror, as the case may be, certifying that annexed thereto (i) is a true and correct copy of (x) the Partnership Agreement and any and all amendments thereto, and (y) the certificate of limited partnership of the Acquiror and all amendments thereto, if any, as filed in the State of Delaware; and the same have not been otherwise modified or amended, and are in full force and effect; (ii) are duly adopted resolutions authorizing the consummation of the transactions contemplated by this Agreement; and (iii) is a true and correct copy of the REIT's Certificate of Incorporation and by-laws and all amendments thereto and that the same have not been otherwise modified or amended, and are in full force and effect;

                           (f) a certificate of Acquiror, certifying that each
                  OP Unit Recipient has been admitted as a limited partner of Acquiror, effective on the Closing Date, and that Acquiror's books and records will, as of the Closing, indicate that each OP Unit Recipient is the holder of the number of OP Units designated in Exhibit G;

                           (g) a certificate, dated the Closing Date and signed
                  by the President or any Vice President of the REIT, certifying to Contributor that the representations and warranties of Acquiror and the REIT contained in this Agreement are true and correct in all material respects as of the Closing Date;

                           (h) a Surrender Agreement relating to the surrender
                  of a portion of space leased on the second floor of 250 S. Clinton Street, Syracuse, New York, which space is shown hatched in Exhibit L, in form and substance reasonably satisfactory to Acquiror and Contributor;

                           (i) a receipt for security deposits transferred to
                  Acquiror substantially in the form of Exhibit M attached hereto;

                           (j) a duly executed and acknowledged (i) TP-584, (ii)
                  any transfer tax returns required by local law, (iii) RP-5217, and (iv) any other documents required to record the Deeds or the Assignment of IDA Lease Agreements;

                           (k) a good standing certificate dated the most recent
                  practicable date for each of the REIT and Acquiror or its Permitted Designee which takes title to a Property or an assignment of Partnership Interests with respect thereto;

                           (l) an incumbency certificate of the REIT, in form
                  and substance reasonably satisfactory to Acquiror and Contributor;

                           (m) an assignment and assumption of the Assumed
                  Indebtedness, if necessary, or such other documents as may reasonably be requested by the lender under any Assumed Indebtedness in order to reflect the assumption of such Assumed Indebtedness by Acquiror;

                           (n) resolutions of the REIT's Board of Directors
                  appointing Michael J. Falcone to the Board of Directors of the REIT; and

                           (o) all other necessary or appropriate documents
                  reasonably required by Contributor in order to consummate the transaction contemplated hereby.

                      (iii) Form. Except to the extent attached to this Agreement, all documents and instruments required hereby shall be in form and substance reasonably acceptable to Contributor and Acquiror.

                  C.       Additional Closing Dates
                           ------------------------

                        (i) Second Closing Date. The closing with respect to Waterfront II contemplated by this Agreement (the "Second Closing") shall occur at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, on the basis of a "New York Style" closing at 10:00 a.m. on (i) the fifth (5th) business day after all conditions precedent to the respective obligations of the parties with regard to Waterfront II have been satisfied or waived or (ii) such other time and at such other place as Contributor and Acquiror shall agree upon in writing. The "Second Closing Date" shall be the date of the Second Closing.

                       (ii) Option Closing Date. The closing with respect to One City Centre and Three City Centre contemplated by this Agreement (the "Option Closing") shall occur at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, on the basis of a "New York Style" closing at 10:00 a.m. on the earlier to occur of (i) the thirtieth (30th) day after delivery of the Additional Property Notice,
         (ii) the fifteenth (15th) day after the IDA Consents with respect to One City Centre and Three City Centre are obtained, or (iii) such other time and at such other place as Contributor and Acquiror shall agree upon in writing. The "Option Closing Date" shall be the date of the Option Closing.

                  D.       Additional Closing Documents.
                           -----------------------------

                        (i) Contributor. Contributor shall deliver or cause to be delivered to Acquiror at or before the Second Closing or the Option Closing, as the case may be, each of the following items, where applicable, relating to Additional Properties:

                           (a) if by deed transfer, the Deed for each Additional
                  Property, substantially in the form of Exhibit I-1 attached hereto, such Deed to be duly executed by the Deed Contributor;

                           (b) if by deed transfer, a bill of sale,
                  substantially in the form of Exhibit I-2 attached hereto, such bill of sale to be duly executed by the Deed Contributor;

                           (c) a letter advising the tenant under the Leases of
                  the change in ownership of Additional Properties, if applicable, or change in the address and contact person of the Contributed Entity relating to each Additional Property, if applicable, and directing them to pay rent to Acquiror or as Acquiror may direct;

                           (d) any and all affidavits, certificates or other
                  documents reasonably required by the Title Insurer in order to cause it to issue at the Second Closing or the Option Closing, as the case may be, an Owner's Title Insurance Policy for each Additional Property (or marked-up commitment therefor) in the form and condition required by this Agreement (it being understood that Contributor will provide any customary certificates or undertakings required in order to induce the Title Insurer to insure over any "gap" period resulting from any delay in recording of documents or later-dating the title insurance file);

                           (e) if by deed transfer, the Assignment of Leases for
                  each Additional Property in substantially the form of Exhibit J-1 attached hereto (including an updated Rent Roll for Additional Properties certified by Contributor as of the Second Closing Date or Option Closing Date, as the case may be, as being true, accurate and complete in all material respects and all security deposits thereunder), the Assignment of Service Contracts that Acquiror elects to assume or which may not be terminated prior to the Second Closing or Option Closing, as the case may be, as set forth in Exhibit C attached hereto in substantially the form of Exhibit J-2 attached hereto, and, subject to Section 3S above, the Assignment of IDA Lease Agreement and related PILOT Agreement in substantially the form of Exhibit J-3 attached hereto;

                           (f) the delivery of all necessary and appropriate
                  consents and approvals in connection with Partnership Interest Assignments;

                           (g) the original Lease, IDA Lease Agreement and
                  Management Agreements, all written Service Contracts assigned to Acquiror, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, blueprints, specifications, drawings and other documentation concerning Additional Properties and in the possession or control of Contributor;

                           (h) if by deed transfer, an assignment, in form and
                  substance reasonably satisfactory to Acquiror and Contributor, pursuant to which Contributor transfers all items of intangible personal property referred to in Section 1A(vi) above;

                           (i) any existing bonds, warranties or guaranties
                  which are in any way applicable to the Additional Properties or any part thereof which are in the possession or subject to the control of Contributor;

                           (j) the delivery of a Pay-Off Letter issued by each
                  lender under the Waterfront II Indebtedness, the One City Centre Indebtedness, if any, and the Three City Centre Indebtedness, if any, setting forth the amount of principal and interest outstanding on the Second Closing Date or Option Closing Date, as the case may be, and the amount of any prepayment fees and other related charges;

                           (k) to the extent not previously delivered to
                  Acquiror, copies of the most currently available tax bills for the Additional Properties;

                           (l) an affidavit stating, under penalty of perjury,
                  Contributor's United States taxpayer identification number and that Contributor is not a "foreign person" as defined in
                  Section 1445(f)(3) of the Code, and otherwise in the form prescribed by the Internal Revenue Service;

                           (m) the OP Unit Recipient Agreement and such other
                  documents as may be required under the Partnership Agreement in connection with the admission of each OP Unit Recipient as an additional limited partner of Acquiror, such OP Unit Recipient Agreement and other documents to be duly executed by each of the OP Unit Recipients;

                           (n) a certificate, dated the Second Closing Date or
                  Option Closing Date, as the case may be, and signed by Michael
                  J. Falcone, certifying to Acquiror that the representations and warranties of Michael J. Falcone contained in this Agreement (except as they relate to the properties or the Owners or Contributors with respect thereto not the subject of the Second Closing or the Option Closing, as the case may be) are true and correct in all material respects as of the Second Closing Date or Option Closing Date, as the case may be;

                           (o) for each Additional Property subject to an IDA
                  Lease Agreement for
                  which IDA Consents have been obtained pursuant to Section 3S or for which no consent is required, an estoppel certificate from each IDA that is a party to an IDA Lease Agreement stating that which the IDA is obligated to state under the IDA Lease Agreement. Each estoppel certificate and consent shall be in form and substance reasonably satisfactory to Acquiror;

                           (p) the Service Contracts Notices;

                           (q) a duly completed, executed and acknowledged (i)
                  TP-584, (ii) any transfer tax returns required by local law,
                  (iii) RP-5217, and (iv) any other documents required to record the Deed or Assignment of IDA Lease Agreements;

                           (r) if any letter of credit constitutes a security
                  deposit under any Lease, Contributor will assign the same to Acquiror at the Second Closing or Option Closing, as the case may be, or if not assignable, Contributor will cause the tenant to replace the same with a comparable instrument;

                           (s) with respect to the Option Closing, an agreement
                  pursuant to which (i) Acquiror agrees to be liable for 50% of the costs, allocated to Pioneer Management Services Company, LLC for the Corporate Woods, Rochester lease, wherein Pioneer Management Services Company, LLC has its Rochester office and
                  (ii) Contributor agrees to grant Acquiror the right to have two employees of Acquiror share the use of the space shown on Exhibit Q in said leased premises; and

                           (t) all other necessary or appropriate documents
                  reasonably required by Acquiror in order to consummate the transaction contemplated hereby (including, without limitation, the currently effective certificate(s) of occupancy for the Additional Properties and such other governmental or regulatory approvals to be issued to Contributor with respect to the Additional Properties).

                       (ii) Acquiror. Acquiror shall deliver or cause to be delivered to Contributor at or before the Second Closing or Option Closing, as the case may be, each of the following items, where applicable, with respect to the Additional Properties:

                           (a) (1) if by deed transfer, the Assignment of
                  Leases, the Assignment of Service Contracts, and, if contributed by assignment of IDA Lease Agreement, the Assignment of IDA Lease Agreements, (2) the Assignment of Management Contracts and (3) if by assignment of partnership interests, the Partnership Interest Assignments;

                           (b) the OP Unit Recipient Agreement and such other
                  documents as may be required under the Partnership Agreement in connection with the admission of each OP Unit Recipient as an additional limited partner of the Acquiror;

                           (c) the Service Contracts Notices;

                           (d) a certificate of the REIT duly executed by an
                  authorized officer of the REIT in such capacity, on the REIT's behalf and in its capacity as general partner of Acquiror, as the case may be, certifying that annexed thereto (i) is a true and correct copy of (x) the Partnership Agreement and any and all amendments thereto, and (y) the certificate of limited partnership of the Acquiror and all amendments thereto, if any, as filed in the State of Delaware; and the same have not been otherwise modified or amended, and are in full force and effect; (ii) are duly adopted resolutions authorizing the consummation of the transactions contemplated by this Agreement; and (iii) is a true and correct copy of the REIT's Certificate of Incorporation and by-laws and all amendments thereto and that the same have not been otherwise modified or amended, and are in full force and effect;

                           (e) a certificate of Acquiror, certifying that each
                  OP Unit Recipient has been admitted as a limited partner of Acquiror, effective on the Second Closing Date or Option Closing Date, as the case may be, and that Acquiror's books and records will, as of the Second Closing or the Option Closing, as the case may be, indicate that each OP Unit Recipient is the holder of the number of OP Units designated in Exhibit G;

                           (f) a certificate, dated the Second Closing Date or
                  Option Closing Date, as the case may be, and signed by the President or any Vice President of the REIT, certifying to Contributor that the representations and warranties of Acquiror and the REIT contained in this Agreement are true and correct in all material respects as of the Second Closing Date or Option Closing Date, as the case may be;

                           (g) a receipt for security deposits transferred to
                  Acquiror substantially in the form of Exhibit M attached hereto;

                           (h) a duly executed and acknowledged (i) TP-584, (ii)
                  any transfer tax returns required by local law, (iii) RP-5217, and (iv) any other documents required to record the Deeds or Assignment of IDA Lease Agreements;

                           (i) a good standing certificate dated the most recent
                  practicable date for each of the REIT and Acquiror or the Permitted Designee which takes title to Additional Properties or an assignment of Partnership Interests with respect thereto;

                           (j) an incumbency certificate of the REIT, in form
                  and substance reasonably satisfactory to Acquiror and Contributor;

                           (k) with respect to the Option Closing, the agreement
                  described in Section 4D(i)(s) above; and

                           (l) all other necessary or appropriate documents
                  reasonably required by Contributor in order to consummate the transaction contemplated hereby.

                      (iii) Form. Except to the extent attached to this Agreement, all documents and instruments required hereby shall be in form and substance reasonably acceptable to Contributor and Acquiror.

                  E.       Closing Prorations and Adjustments.
                           -----------------------------------

                        (i) A statement of prorations and adjustments shall be prepared by Acquiror in conformity with the provisions of this Agreement and submitted to Contributor for review not less than three (3) business days prior to each of the Closing Date (with respect to the Properties), the Second Closing Date (with respect to Waterfront II) and the Option Closing Date (with respect to One City Centre and Three City Centre). For purposes of prorations, Acquiror shall be deemed the owner of the Properties on the Closing Date, the owner of Waterfront II on the Second Closing Date and the owner of One City Centre and Three City Centre on the Option Closing Date. In addition to prorations and adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted (as the case requires) with respect to the Properties and Additional Properties, as of the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be:

                           (a) The full amount of the cash security and other
                  cash deposits paid under the Leases, together with interest thereon if required by law or under the Leases, shall be credited to Acquiror, except to the extent any security deposits have been applied, after the date of this Agreement, to the curing of a default under the Lease and have not been replenished. No such security deposits have been applied to the curing of a default under the Lease and have not been replenished as of the date of this Agreement;

                           (b) To the extent such charges are not billed
                  directly to Tenants, water, electricity, sewer, gas, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, or, if final readings and invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final utility bills;

                           (c) Amounts paid or payable under any Service
                  Contracts being assigned to Acquiror shall be prorated based, to the extent practicable, on final invoices or, if final invoices are not available, based on the most currently available billing information, and reprorated upon issuance of final invoices;

                           (d) For Properties which are not subject to IDA Lease
                  Agreements, all real estate, personal property and ad valorem taxes applicable to the Properties or Additional Properties and levied with respect to calendar year 1998 or the appropriate fiscal year shall be prorated on an accrual basis, as of the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, utilizing the actual final Tax Bills for the properties for 1997 (or 1998 if available) adjusted for any announced changes in rates of taxation or assessed valuation of the properties. Prior to or at the Closing, Second Closing or Option Closing, as the case may be, Contributor shall pay or have paid all Tax Bills that are due and payable prior to or on the Closing Date, Second Closing Date or Option Closing Date, as the case may be, and shall furnish evidence of such payment to Acquiror and the Title Insurer. For the Properties and Additional Properties, which are subject to IDA Lease Agreements, taxes will be adjusted pursuant to the applicable PILOT Agreement;

                           (e) All assessments, general or special, shall be
                  prorated as of the Closing Date, the Second Closing Date and the Option Closing Date, as the case may be, on a "due date" basis such that the Contributor shall be responsible for any installments of assessments which are first due or payable prior to the Closing Date, the Second Closing Date and the Option Closing Date, respectively, and Acquiror shall be responsible for any installments of assessments which are first due or payable on or after the Closing Date, the Second Closing Date and the Option Closing Date, as the case may be;

                           (f) Except as set forth in Section 6(E)(i)(h),
                  commissions of leasing and rental agents for any Lease entered into as of or prior to the Closing Date with respect to the Properties, the Second Closing Date with respect to Waterfront II or the Option Closing Date with respect to One City Centre and Three City Centre, as the case may be, that are due and payable at or prior to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be paid in full at or prior to the Closing, the Second Closing or the Option Closing, as the case may be, by the Contributor, without contribution or proration from Acquiror;

                           (g) All Base Rents (as defined below) and other
                  charges actually received, including, without limitation, all Additional Rent (as defined below), shall be prorated at Closing with respect to the Properties, the Second Closing Date with respect to Waterfront II or the Option Closing Date with respect to One City Centre and Three City Centre. At the time(s) of final calculation and collection from tenants of Additional Rent for 1998 (or for 1999 with respect to Additional Properties, if applicable), there shall be a re-proration between Acquiror and the Contributor as to Additional Rent adjustments, which re-proration shall be paid upon Acquiror's presentation of its final accounting to the Contributor, certified as to accuracy by Acquiror. The party's respective obligations to reprorate Additional Rent shall survive the Closing, the Second Closing and the Option Closing, as the case may be, and shall not merge into any instrument of conveyance delivered at the Closing, the Second Closing or the Option Closing, as the case may be. At the Closing, the Second Closing and the Option Closing, as the case may be, no "Delinquent Rents" (rents or other charges which are due and owing as of the Closing, the Second Closing or the Option Closing, as the case may be) shall be prorated in favor of the Contributor. Notwithstanding the foregoing, Acquiror shall use reasonable efforts after the Closing Date with respect to the Properties, the Second Closing Date with respect to Waterfront II and the Option Closing Date with respect to One City Centre and Three City Centre, to collect any Delinquent Rents due to the Contributor from tenants. Further, after the Closing Date with respect to the Properties, the Second Closing Date with respect to Waterfront II or the Option Closing Date with respect to One City Centre and Three City Centre, the Contributor shall continue to have the right, enforceable at its sole expense, to pursue legal action against any tenant (and any guarantors) who owe any Base Rent or additional rent to Contributor for the period prior to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, under a Lease; provided, however, that the Contributor gives Acquiror advance written notice of its intent to pursue such action and further provided that the Contributor shall have no right to terminate any Lease (or any right to dispossess any tenant thereunder). All rents and other charges received from any tenant after the Closing, the Second Closing or the Option Closing, as the case may be, by and for the benefit of Acquiror shall be applied, first, against current and past due rental obligations owed to, or for the benefit of, Acquiror with respect to those rental obligations accruing subsequent to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be (including, but not limited to, obligations to replenish any security deposit withdrawal by the Contributor or Acquiror), or any obligations accruing prior to the Closing Date, the Second Closing Date or the Option

                  Closing Date, as the case may be, that the Contributor does not pay or for which Acquiror does not receive a credit at the Closing, the Second Closing or the Option Closing, as the case may be, and second, any excess shall be delivered to the Contributor, but only to the extent of Delinquent Rents owed to, and for the benefit of, the Contributor for the period prior to the Closing Date, the Second Closing or the Option Closing Date, as the case may be (in no event, however, shall any sums be paid to the Contributor to the extent it has been previously reimbursed for such default out of any security deposit);

                           (h) The Leases set forth in Schedule 6E(i)(h)
                  attached to this Agreement are referred to herein as "New Leases." The Contributor and Acquiror acknowledge that various of the Properties may contain certain vacancies as of the date of this Agreement and all such current vacancies are reflected on the Rent Roll (the "Vacancies"). For any new lease for any such Vacancy ("Vacancy Lease") that is executed prior to Closing, if the terms of such Vacancy Lease have been approved by Acquiror (or were not approved, but approval is not required pursuant to this Agreement), and for any New Leases, the applicable Contributor and Acquiror shall each bear a pro rata share, of the tenant improvement costs and brokerage commission attributable to the Vacancy Lease and the New Leases (the "Vacancy Lease Costs"). The Contributor's proportionate share of the Vacancy Lease Costs shall be based on that portion of the Vacancy Lease's or New Lease's term that elapses after the rent commencement date and prior to Closing and Acquiror's proportionate share shall be the balance of the Vacancy Lease Costs. If this Agreement is terminated prior to Closing, then Acquiror shall have no liability or obligation with respect to any Vacancy Lease, any New Lease or any Vacancy Lease Costs;

                           (i) Award or refunds in connection with a Tax
                  Reduction Proceeding pursuant to Section 4(A)(v); and

                           (j) Such other items that are customarily prorated in
                  transactions of this nature shall be ratably prorated.

                       (ii) For purposes of calculating prorations, Acquiror shall be deemed to be in title to the Properties and Additional Properties, as the case may be, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, Second Closing Date and Option Closing Date, as the case may be. All such prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. Except with respect to general real estate and personal property taxes that are to be reprorated as aforesaid, any proration which must be estimated at the Closing, the Second Closing or the Option Closing, as the case may be, shall be reprorated and finally adjusted within ninety (90) days after the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, otherwise all prorations shall be final.

                      (iii) Any errors in calculations or adjustments shall be corrected or adjusted as soon as practicable after the Closing, the Second Closing or the Option Closing, as the case may be; such adjustments shall be made in cash or OP Units at the election of Acquiror.

                       (iv) To the extent Acquiror receives a credit at the Closing, the Second Closing or the Option Closing, as the case may be, for any of the items set forth in this Section 6E, then such item shall be the post-closing obligation of Acquiror.

                  F. Closing Costs. All transfer taxes, documentary stamps, intangible taxes and similar taxes or charges shall be paid by Contributor. All title insurance premiums, search fees, survey costs and recording charges shall be paid by Acquiror. Contributor and Acquiror shall each pay for one-half (1/2) of the escrow fees charged by the Escrowee, if any. Each party shall pay its own attorney's fees and all of its other expenses, except as otherwise expressly set forth herein.

                  G. Possession. Upon consummation of the Closing, the Second Closing and the Option Closing, Contributor shall deliver to Acquiror full and complete possession of the Properties and Additional Properties, as the case may be, subject only to the Permitted Exceptions and other matters accepted by Acquiror.

         7.  CASUALTY, LOSS AND CONDEMNATION

                  A. If, prior to the Closing, any single Property or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) to a Property), Contributor shall immediately so notify Acquiror and Acquiror shall be entitled to (i) pursuant and subject to
Section 10, delete and eliminate from this Agreement such Property affected by such damage or destruction, at Acquiror's sole discretion, or (ii) subject to the rights of holders of the Existing Indebtedness related to such Property, receive the condemnation proceeds at Closing or settle the loss under all policies of insurance applicable to the destruction or damage to such Property if not deleted pursuant to Section 10, and receive the proceeds of insurance applicable thereto at Closing, and Contributor shall, at the Closing and thereafter as necessary, execute and deliver to Acquiror all required proofs of loss, assignments of claims and other similar items. If, prior to the Closing, two or more Properties or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) to a Property), Contributor shall immediately so notify Acquiror and Acquiror shall have the option either to terminate this Agreement upon delivery to Contributor of a Termination Notice or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Acquiror elects to consummate the transaction contemplated by this Agreement, Acquiror shall be entitled to (i) pursuant and subject to Section 10, delete and eliminate from this Agreement any one Property affected by such damage or destruction, at Acquiror's sole discretion, and (ii) with respect to the Properties not so deleted, subject to the rights of holders of the Existing Indebtedness related to such Property, receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage to such Properties, and receive the proceeds of insurance applicable thereto, and Contributor shall, at the Closing and thereafter as necessary, execute and deliver to Acquiror all required proofs of loss, assignments of claims and other similar items. If Acquiror elects to terminate this Agreement, the Earnest Money shall be returned to Acquiror by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement. If there is any other damage or destruction (that is, damage or destruction of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or less) to a Property or any part thereof, Acquiror shall have the right to (i) require Contributor to repair such damage prior to the Closing, or (ii) require Contributor to assign (subject to the rights of holders of the Existing Indebtedness related to such Property) all insurance claims pertaining to such damage or destruction to Acquiror by executing and delivering to Acquiror at the Closing and thereafter as necessary all required proofs of loss, assignments of claims and other similar items. If Acquiror elects to take an assignment of all insurance claims as aforesaid, Acquiror shall receive at the Closing a credit against the Contribution Consideration in an amount equal to any deductible(s) applicable thereto.

                  B. If, prior to the Second Closing (with respect to Waterfront
II) or the Option Closing (with respect to One City Centre and Three City Centre), any such property or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00)), Contributor shall immediately so notify Acquiror and Acquiror shall have the option either to terminate this Agreement with respect to such Additional Property upon delivery to Contributor of a Termination Notice or to consummate the transaction contemplated by this Agreement with respect to such Additional Property notwithstanding such condemnation, destruction or material damage. If Acquiror elects to consummate the transaction contemplated by this Agreement, Acquiror shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage to the Additional Property, and receive the proceeds of insurance applicable thereto, and Contributor shall, at the Second Closing, the Option Closing and thereafter as necessary, execute and deliver to Acquiror all required proofs of loss, assignments of claims and other similar items. If Acquiror elects to terminate this Agreement with respect to the Additional Property, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended to eliminate the Additional Property herefrom. If there is any other damage or destruction (that is, damage or destruction of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or
less) to an Additional Property or any part thereof, Acquiror shall have the right to (i) require Contributor to repair such damage prior to the Second Closing or Option Closing, as the case may be, or (ii) subject to the rights of holders of the Existing Indebtedness related to such Additional Property, require Contributor to assign all insurance claims pertaining to such damage or destruction to Acquiror by executing and delivering to Acquiror at the Second Closing and Option Closing, as the case may be, and thereafter as necessary all required proofs of loss, assignments of claims and other similar items. If Acquiror elects to take an assignment of all insurance claims as aforesaid, Acquiror shall receive at the Second Closing or Option Closing, as the case may be, a credit against the Additional Consideration in an amount equal to any deductible(s) applicable thereto.

         8.  REPRESENTATIONS AND WARRANTIES

                  A. Michael J. Falcone and no other signatory hereto represents and warrants to Acquiror that the following are true, complete and correct as of the date of this Agreement:

                        (i) Each Owner is a general partnership duly organized and validly existing under the laws of the State of New York and has all requisite partnership power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted. Each Owner is duly qualified, licensed or admitted to do business in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted that individually or in the aggregate for all Owners would not materially adversely affect the Properties, Management Contracts, assets, business, operations or condition (financial or otherwise) of an Owner, individually or taken together with all Owners as a whole, or the ability of an Owner, individually or taken together with all Owners as a whole, to perform its obligations under this Agreement (an "Owner Material Adverse Effect"). Such jurisdictions are listed on Schedule 8A(i).

                       (ii) No Contributor or Owner has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets (except as disclosed on Schedule 8A(xxii)(1)), suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                      (iii) Each person or entity (other than Acquiror or the REIT) listed on the signature pages hereto (each, a "Signatory") has full requisite power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by each Signatory of this Agreement and the execution, delivery and performance of the other documents to be delivered by each Signatory or other Contributor at Closing, the Second Closing, and the Option Closing, and the consummation by each Signatory and other Contributor of the transactions contemplated hereby and thereby have been (or will be with respect to documents to be delivered at the Closing, the Second Closing or the Option Closing) duly and validly authorized by all necessary action on the part of such Signatory or other Contributor and no other proceedings on the part of any Signatory, including of its partners, members or otherwise are necessary to authorize the execution, delivery and performance by such Signatory of this Agreement and the other documents to be delivered by such Signatory at the Closing, the Second Closing or the Option Closing, as the case may be, and the consummation by such Signatory of the transactions contemplated hereby and thereby, and no other proceedings on the part of any other Contributor, including of its partners, members or otherwise will be necessary (at the Closing, the Second Closing or the Option Closing, as the case may be) to authorize the execution, delivery and performance by such Contributor of the other documents to be delivered by such Contributor at the Closing, the Second Closing or the Option Closing, as the case may be, and the consummation by such Contributor of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Signatory and is a valid and binding obligation of each Signatory, enforceable against each Signatory in accordance with its terms.

                       (iv) Except as set forth in Schedule 8A(iv), neither the execution and delivery of this Agreement by any Signatory nor the performance by any Signatory or other Contributor or Contributed Entity of the transactions contemplated hereby will: (a) violate or conflict with any of the provisions of the partnership agreement or certificates of limited partnership, if any, (or similar organizational and governing documents) of any Contributor or Contributed Entity; (b) except as would not have an Owner Material Adverse Effect, violate, result in a breach of, conflict with, result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien, encumbrance, pledge, claim, security interest, demand, easement, covenant, condition, restriction and encroachment of any kind or nature (collectively, "Liens") in or upon any of the Properties or Additional Properties or assets of any Contributor or Contributed Entity or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any mortgage, indenture, deed of trust, lease, contract (including any Service Contract), loan or credit agreement, license or other instrument to which any Contributor or Contributed Entity is a party or by which it or any of its assets may be bound or affected; or
         (c) except as would not have an Owner Material Adverse Effect, violate or conflict with any provision of any statute, law, rule, regulation, code or ordinance or any judgment, decree, order, writ, permit or license (collectively, "Laws or Orders") applicable to any Contributor, Contributed Entity, the Properties, Additional

         Properties or the assets of any Contributor or Contributed Entity. Other than those which have been obtained or made prior to the date hereof, or as set forth in Schedule 8A(iv) attached to this Agreement, no consent or approval or action of, filing with or notice to any Governmental or Regulatory Authority (as defined below), any creditor, investor, member, partner, shareholder, or tenant-in-common of any Contributor, Contributed Entity or other party is necessary or required for the execution, delivery and performance by each Contributor of this Agreement, or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to have an Owner Material Adverse Effect.

                        (v) To the best of each Owner's knowledge, it is not (a) in violation of its partnership agreement (or similar organizational and governing documents), (b) except as set forth in Schedules 8A(xxii)(1) and 8A(vi) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, lease, contract (including any Service Contract) or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (c) in violation or in conflict with any provision of any Laws or Orders applicable to it or its properties or assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have an Owner Material Adverse Effect. To the best of each Owner's knowledge, (x) it is not in default under any of the documents, recorded or unrecorded, referred to in the Title Commitments for the Properties or Additional Properties, and (y) no Owner or any of the Properties or Additional Properties is in default under any certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any Governmental or Regulatory Authority having jurisdiction thereof in respect of any Owner or its assets, the Properties or Additional Properties, occupancy of the Properties or Additional Properties or any present use thereof, except in the case of clauses (x) and (y), for such defaults that individually or in the aggregate would not reasonably be expected to have an Owner Material Adverse Effect.

                       (vi) The Owners are the sole owners of fee simple title to the Properties that are not subject to IDA Lease Agreements. With respect to each of the Properties and Additional Properties subject to IDA Lease Agreements disclosed on Schedule B, such IDA is the sole lessor under the applicable IDA Lease Agreement for such Property or Additional Properties, as the case may be, and the respective Owner is the sole owner of the leasehold estate in and to such Property or Additional Property, as the case may be. Except as set forth in
         Schedule 8A(vi), each of the IDA Lease Agreements and the related PILOT Agreements are in full force and effect, and has not been modified, amended, or altered, in writing or otherwise and no Owner has received any notice of a default thereunder that remains outstanding. Each Owner has complied with (and, prior to the Closing, the Second Closing or the Option Closing, as the case may be, shall continue to comply with) in all material respects the terms of all IDA Lease Agreements, and all notices or correspondence received from the IDA. Except as set forth in
         Schedule 8A(vi), each Owner has paid (and, at all times prior to the Closing, the Second Closing or the Option Closing, as the case may be, shall pay), when and as due, all sums due under the IDA Lease Agreements. Each Owner has delivered to Acquiror true, complete and accurate copies of all IDA Lease Agreements. No Owner has received any notice alleging that it is in default in compliance with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions. To the best of each Owner's knowledge, there are no development or other rights associated with any Property or Additional Property which are not being transferred to Acquiror under this Agreement or the documents contemplated by this Agreement other than the Vacant Land.

                      (vii) Each Interest Contributor has or will have at the Closing, the Second Closing or the Option Closing, as the case may be, legal and beneficial title to one-hundred (100%) percent of their respective interest in the Contributed Entities to be contributed hereunder, free and clear of all Liens. The Partnership Interests represent all of the equity interests in the Contributed Entities. Each Interest Contributor has the power and authority to own its respective Partnership Interests, and the contribution of such Partnership Interests pursuant to this Agreement is or will be, to the extent necessary, authorized and within the power of each Interest Contributor on or prior to the Closing, the Second Closing or the Option Closing, as the case may be. At the Closing, the Second Closing or the Option Closing, as the case may be, Acquiror will receive legal and beneficial title to one-hundred (100%) percent of the Partnership Interests, free and clear of all Liens. Each partnership agreement of the Contributed Entities has been duly authorized, executed and delivered by each party thereto and constitutes a valid and binding obligation of those parties, enforceable in accordance with its terms. True and complete copies of such partnership agreements have been delivered to Acquiror, and have not been amended since their respective dates.

                     (viii) Each Owner has obtained and paid for (or caused to be obtained and paid for) all permits and certificates (including, without limitation, permits and certificates for water, plumbing, sewers and sewage treatment, electric, heating, ventilating, air conditioning, drainage and occupancy) required under any Federal, state or local law, ordinance, rule or regulation or by any governmental or quasi-governmental agency having jurisdiction over the Properties and Additional Properties, and all of the same are in good standing. To the best of each Owner's knowledge, the Properties and Additional Properties and each part thereof contain not less than the minimum number of parking spaces required under applicable law.

                       (ix) The schedule of insurance policies to be furnished to Acquiror pursuant to Section 11(iii) below will be true, complete and correct in all material respects, all such policies are in full force and effect and no Owner is in default with respect to any material provisions contained in any such policy. Neither any Owner nor, to the best of each Owner's knowledge, any agent of any Owner, has received from any insurer any notice with respect to any defects or inadequacies affecting all or any part of the Properties or Additional Properties, any notice of cancellation or non-renewal of any such policy, or any notice that any insurance premiums will be materially increased in the future or that any insurance coverage under such policies will not be available in the future on substantially the same terms as now in effect.

                        (x) Except as set forth in Schedule 8A(x) attached to this Agreement, there is no judicial, municipal or administrative action, suit, arbitration, proceeding or investigation pending or, to the best of each Owner's knowledge, threatened against, relating to or affecting any Owner, its assets, the Properties, Additional Properties or any part thereof before any court or governmental department, commission, board, agency or instrumentality, of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), including, without limitation, proceedings for or involving collections (other than collections in the ordinary course of business), condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred at any of the Properties or Additional Properties or by reason of the condition, use of, or operations on, such property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or other similar proceedings are pending or, to the best of each Owner's knowledge, threatened against any Owner.

                       (xi) Except as set forth in Schedule 8A(xi) attached to this Agreement, no Owner has received from any Governmental or Regulatory Authority any written notice of, nor is any Owner aware of, zoning, building, fire, health code, environmental or other violations of applicable laws, rules, ordinances codes and regulations with respect to the Properties, Additional Properties, or any part thereof.

                      (xii) The Service Contracts (which include the agreements set forth on Schedule 8A(xii)) and the Management Contracts comprise every contract, agreement, relationship and commitment, oral or written, other than the Leases, the IDA Lease Agreements, the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness, that affect the Properties or Additional Properties and to which any Owner is a party or by which it is bound, including, without limitation, all agreements relating to the management, construction, operation, maintenance or repair of any Property or Additional Property, the purchase of materials, supplies, equipment, machinery parts, products and services, and the lease of any property, real or personal. The Service Contracts are in full force and effect and have not been modified, amended or altered, in writing or otherwise. Neither any Owner nor, to the best of each Owner's knowledge, any other party is in default under the terms of any Service Contract. Except as otherwise noted on Exhibit C, each Service Contact is cancelable by Owner (or its assignees or successors) without payment of any penalty upon not more than thirty (30) days prior notice. Except as otherwise noted on Exhibit C or on Schedule 8A(xii), no Service Contract is with an affiliate of Contributor.

                     (xiii) No Contributor or Contributed Entity has any patents, trademarks, servicemarks or trade names used in connection with the Properties or Additional Properties, except for the names "Pioneer Development Company, LLC" and "Pioneer Management Services Company, LLC." To the best of each such person's knowledge, the use of such names does not conflict with any rights of others with respect thereto. There is no claim pending or, to the best of each such person's knowledge, threatened against any Contributor or any Contributed Entity with respect to alleged infringement of any patent, trademark, servicemark or trade name related to the Properties or Additional Properties.

                      (xiv) (a) Except as set forth on Schedule 8A(xiv), there is no proceeding, plan, study or effort by any governmental authority or agency pending, or to the best of each Owner's knowledge, threatened, which in any way affects or would affect the present use, improvements on, size or zoning of any of the Properties or Additional Properties (and no Owner has received any notice from any governmental authority of any such plan, study or effort), and there is no existing, or to the best of each Owner's knowledge, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, or to the best of each Owner's knowledge, proposed or contemplated eminent domain proceedings that would affect any of the Properties or Additional Properties in any way whatsoever (and no Owner has received any notice from any governmental authority of any such existing, proposed or contemplated plan or proceedings); and

                           (b) To the best of each Owner's knowledge, all laws, ordinances, codes, rules and regulations of any Governmental and Regulatory Authority, bearing on the construction, maintenance, repair or operation of each of the Properties and Additional Properties have been complied with by each Owner, except the non-compliance with which would not reasonably be expected to have an Owner Material Adverse Effect.

                       (xv) The Rent Roll is true, complete and correct in all material respects. With respect to the Leases:

                           (a) Except as set forth on the Rent Roll, each of the
                  Leases is in full force and effect, and has not been modified, amended, or altered, in writing or otherwise. No Owner has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any Owner under any of the Leases, or affecting or questioning the rights of any Owner of the continued possession of the leased or subleased premises under any such Lease;

                           (b) Except as set forth on the Rent Roll, all
                  obligations of the lessor under the Leases that accrue to the date hereof have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction (for which payment in full has been made or will be made prior to Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II) or the Option Closing (with respect to One City Centre and Three City Centre) or subject to proration hereunder in all cases), and, to the best of each Owner's knowledge, no tenant has conditionally accepted lessor's performance of such obligations. Except as set forth on the Rent Roll, no tenant has asserted in writing any offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under any Lease, which assertion remains outstanding;

                           (c) Except as set forth on the Rent Roll, no tenant
                  is currently in default under or is in arrears (for more than 30 days) in the payment of any sums or in the performance of any monetary obligations required of it under its Lease, and no Owner has any knowledge of any other default under any such Lease;

                           (d) Except as set forth in the Rent Roll, during the
                  12-month period immediately preceding the date hereof: (i) no tenant has, on two or more occasions, been more than 30 days delinquent in its respective payment of any and all sums due under the terms of its respective Lease; (ii) no tenant has requested in writing that any Owner provide that tenant with any reduction in the tenant's monetary obligations under its Lease; (iii) no tenant has requested that any Owner, in its capacity as landlord, permit the tenant to terminate its Lease on an accelerated basis; (iv) no Owner has "written off" any delinquent sums owed by any tenant to satisfy its obligation to contribute to the payment of real estate taxes, common area maintenance charges, and insurance premiums; and (v) no Owner has had (nor is it currently engaged in) any dispute (whether of a formal or an informal nature) with any tenant concerning that tenant's obligations to make payments under the terms of its Lease toward real estate taxes, insurance premiums and common area maintenance charges or other charges imposed under its Lease;

                           (e) Except as set forth on the Rent Roll, no Owner
                  has received any written notice from any tenant stating that, or has knowledge that, a petition in bankruptcy has been filed or is threatened to be filed by or against such tenant;

                           (f) Except with respect to security deposits and as
                  set forth on the Rent Roll, neither base rent ("Base Rent"), nor regularly payable estimated tenant contributions or operating expenses, insurance premiums, real estate taxes, common area charges, and similar or other "pass through" or non-base rent items including, without limitation, cost-of-living or so-called "C.P.I." or other such adjustments (collectively, "Additional Rent"), nor any other material item payable by any tenant under any Lease has been heretofore prepaid for more than one month;

                           (g) To the best of each Owner's knowledge, no
                  guarantor(s) of any Lease has been released or discharged, partially or fully, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto;

                           (h) Except as set forth on the Rent Roll, there are
                  no brokers' commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of any Owner in connection with any Lease, including, but not limited to, any exercised option(s) to expand or renew;

                           (i) The Rent Roll sets forth all security deposits
                  paid by tenants under the Leases. (i) No tenant or any other party has asserted any claim in writing (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit and (ii) no Owner has applied any portion of any security deposit to the payment of any sums due from any tenant under a Lease, which sums have not been reimbursed by such tenant;

                           (j) Except as set forth on the Rent Roll, no tenant
                  has, by virtue of its Lease or any other agreement or understanding, any purchase option with respect to any of the Properties or Additional Properties, or any portion thereof, or any right of first refusal to purchase any of the Properties or Additional Properties, or a portion thereof, whether triggered by the transactions contemplated by this Agreement or by a subsequent sale of any of the Properties or Additional Properties or a portion thereof. Except as set forth on the Rent Roll or due to a default by landlord or in connection with a casualty or condemnation, no tenant has, by virtue of its Lease or any other agreement or understanding any of the following (i) the option to terminate its Lease prior to the stated expiration date and (ii) the option to reduce the rentable space at any of the Properties or Additional Properties that such tenant is currently occupying; and

                           (k) Except as set forth on the Rent Roll: (i) to the
                  best of each Owner's knowledge, no tenant has sublet its leased premises; and (ii) there are no outstanding written requests from any tenant to any Owner, requesting any consent to an assignment of the tenant's Lease or to a sublease of all or some portion of a tenant's leased premises.

                      (xvi) Except as set forth in Schedule 8A(xvi) attached to this Agreement, to the best of each Owner's knowledge, there are no general or special assessments applicable to the Properties or Additional Properties or any part thereof. The bill or bills issued for the years 1995, 1996, 1997 and 1998, for all real estate taxes and personal property taxes and copies of any and all notices pertaining to real estate taxes or assessments applicable to the Properties and Additional

         Properties (the "Tax Bills") (and to each Owner's knowledge, the only real estate tax bills applicable to the Properties or Additional Properties) have been delivered to Acquiror. Except as set forth in
         Schedule 8A(xvi) attached to this Agreement, no Owner has received any notice of any proposed or actual increase in the assessed valuation of or rate of taxation of any or all of the Properties or Additional Properties from that reflected in the most recent Tax Bills or PILOT Agreements. Except as set forth in Schedule 8A(xvi) attached to this Agreement, there is not now pending any proceeding or application for a reduction in the real estate tax assessment of any of the Properties or any other relief for any tax year. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or to each Owner's knowledge, will be, assessed against the Properties, or Additional Properties or any portion thereof, in respect of the year 1997 or any prior year, and no special assessments of any kind (special, bond or otherwise) are or have been levied against the Properties or Additional Properties, or any portion thereof, that are outstanding or unpaid, and, to each Owner's knowledge, none will be levied prior to the Closing, the Second Closing or the Option Closing, as the case may be. No Owner has entered into any agreements with attorneys or consultants or other parties with respect to real estate taxes applicable to any of the Properties that will be binding on Acquiror after the Closing, the Second Closing or the Option Closing, as the case may be, other than agreements entered into in connection with a Tax Reduction Proceeding permitted pursuant to Section 4(A)(v).

                     (xvii) Each Owner has prepared and timely filed all tax returns required to be filed on or before the date hereof with respect to its Properties and Additional Properties, which tax returns are true, correct and complete in all material respects. Except as set forth on Schedule 8A(xvii), each Owner has paid or made provision for the payment of all taxes with respect to its Properties and Additional Properties that are due or claimed to be due from it on or before the date hereof by any governmental taxing authority. Other than as set forth on Schedule 8A(xvii), no federal, state, local or foreign taxing authority has given written notice to any Owner of any tax deficiency, lien, interest or penalty or other assessment against the Properties or Additional Properties or any Owner which has not been paid and no audit or written inquiry has been commenced or, to the best of each Owner's knowledge, threatened by any federal, state, local or foreign tax authority relating to the Properties or Additional Properties or any Owner that may be expected to result in a tax deficiency, lien interest or other assessment against the Properties or Additional Properties.

                    (xviii) To the best of each Owner's knowledge, the Personal Property and the Excluded Personal Property is substantially all of the personal property owned by such Owner and used in the operation of its Properties and Additional Properties. Each Owner has good title to its Personal Property, free and clear of any Liens.

                      (xix) The financial information regarding the Properties and Additional Properties furnished by the Owners to Acquiror is true, complete and correct in all material respects and accurately set forth in all material respects the results of the operations of the Properties and Additional Properties for the periods covered.

                       (xx) The Management Contracts are the only management contracts pertaining to the Properties or Additional Properties and may be terminated by Acquiror following the advance notice specified in Schedule A, at no cost or expense to Acquiror.

                      (xxi) All utilities (including, without limitation, gas, electricity, telephone, water and sanitary and storm sewers) are connected to the Improvements as necessary, and all connection, hook-up, tap fees and the like have been paid.

                     (xxii) Except for the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness, there are no mortgages or deeds of trust presently encumbering the Properties or Additional Properties or any portion thereof. Except as set forth on Schedule 8A(xxii)(1), each Owner is in compliance with (and, prior to the Closing, the Second Closing or the Option Closing, as the case may be, shall continue to comply with) in all material respects the terms of, and all notices or correspondence received from the holder of, the promissory notes evidencing the loans secured by the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness (the "Existing Notes"). Except as set forth on Schedule 8A(xxii)(1), each Owner is current in the payment of (and, at all times prior to the Closing, the Second Closing or the Option Closing, as the case may be, shall pay, when and as due), all sums due under the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness or the Three City Centre Indebtedness, the Existing Notes and all other loan documents securing the Existing Notes (the "Other Loan Documents"). The Existing Notes, the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness and the Other Loan Documents are in full force and effect, and no Owner has received any notice of a default thereunder that remains outstanding except as may be related to a non-compliance set forth in Schedule 8A(xxii)(1) attached to this Agreement. Each Owner has delivered to Acquiror true, complete and accurate copies of the Existing Notes, the Existing Indebtedness, the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness and the Other Loan Documents. Except as set forth in Schedule 8A(xxii)(2) attached to this Agreement, the indebtedness evidenced by the Existing Notes may be prepaid, in full, on the Closing Date.

                    (xxiii) No representation or warranty made by any Contributor or Contributed Entity in this Agreement, no exhibit attached hereto with respect to the Properties, and no schedule contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading (taking into account any knowledge, materiality or other similar qualifier contained therein). All items delivered by or on behalf of any Owner pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not misleading. The copies of all documents and other agreements delivered or furnished and made available by or on behalf of any Owner to Acquiror pursuant to this Agreement constitute all of and the only Leases and other agreements to which any Owner is presently a party relating to or affecting the ownership, leasing, management and operation of the Properties and Additional Properties, there being no "side" or other agreements, written or oral, in force or effect, to which any Owner is a party or to which any Property or Additional Property is subject.

                     (xxiv) Except as set forth in (x) Schedule 8A(xxiv) attached to this Agreement; (y) any environmental report delivered to Acquiror by Contributor prior to the date of this Agreement; or (z) any environmental report procured by Acquiror regarding any of the Properties or the Additional Properties:

                           (a) The Properties and Additional Properties are
                  owned and operated by each Owner in compliance with all Environmental Laws, except for instances of non-compliance as would not individually or in the aggregate reasonably be expected to have an Owner

                  Material Adverse Effect.

                           (b) No Owner has received in the past and there are
                  no pending or, to the knowledge of each Owner, threatened (in writing) claims, complaints, notices, correspondence or requests for information with respect to any violation or alleged violation of any Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of the Properties or Additional Properties or any portion thereof.

                           (c) To the best of each Owner's knowledge, there have
                  been no Releases of a Hazardous Material at, on, under, in or about any of the Properties or Additional Properties or any portion thereof during any period that any Owner owned or leased such Property or Additional Property or prior thereto. None of the Properties or Additional Properties is listed, or to the best of each Owner's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA (the "NPL") or on any similar state or other list of sites that require or may require corrective or remedial action.

                           (d) To the best of each Owner's knowledge, no
                  conditions exist at, on, under, in or about the Properties or Additional Properties or any portion thereof that, with the passage of time or the giving of notice or both, would give rise to any claim, liability or obligation under any Environmental Law or Environmental Permit, except for those which would not individually or in the aggregate have an Owner Material Adverse Effect.

                           (e) Each Owner has been issued all Environmental
                  Permits required for the operation of the Properties or Additional Properties. All such Environmental Permits are in full force and effect and each Owner is in compliance in all material respects with the terms and conditions of such Environmental Permits.

                           (f) No Owner has transported, disposed of or treated,
                  or arranged for the transportation, disposal or treatment of, any Hazardous Material from the Properties or Additional Properties or any portion thereof to any location that is: (i) listed, or to the best of each Owner's knowledge, proposed or nominated for listing, on the NPL or on any other similar list or (ii) the subject of any pending, or to the best of each Owner's knowledge, threatened, Federal, state or local enforcement action or other investigation under any Environmental Law.

                           (g) There are no underground storage tanks at, on or
                  under the Properties or Additional Properties or any portion thereof. No Owner has removed, closed or abandoned any underground storage tanks at any of the Properties or Additional Properties, and no Owner has any knowledge of the existence, abandonment, closure or removal of underground storage tanks at any of the Properties or Additional Properties.

                           (h) There have been no environmental investigations,
                  studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, any Owner in relation to any Property or Additional Property which have not been delivered to Acquiror prior to the execution of this Agreement.

         For purposes of this item (xxiv), the following terms shall have the meanings ascribed to them below.

                  (1) "Environmental Law" or "Environmental Laws" shall mean all applicable Federal, state and local statutes, regulations, directives, ordinances, rules, guidelines, court orders, judicial or administrative decrees, arbitration awards and the common law, which pertain to the environment, soil, water, air, flora and fauna, or health and safety matters to the extent related to Hazardous Materials, as such have been amended, modified or supplemented from time to time (including all amendments thereto and reauthorizations thereof). Environmental Laws include, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of endangered species, wetlands or natural resources; (v) the operation and closure of underground storage tanks; (vi) health and safety of employees and other persons to the extent related to Hazardous Materials; and (vii) notification and reporting requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections. 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections. 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Sections. 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C.
         Sections. 7401 et seq.), as amended; (v) the Clean Water Act
         (33 U.S.C. Sections. 1251 et seq.), as amended; (vi) the Occupational Safety and Health Act (29 U.S.C. Sections. 651 et seq.), as amended, to the extent applicable to Hazardous Materials; (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above; and (viii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing any of the above.

                  (2) "Environmental Permit" or "Environmental Permits" shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law.

                  (3) "Hazardous Material" or "Hazardous Materials" shall mean any compound, pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous solid waste, special, dangerous or toxic waste, hazardous or toxic substance regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA; and (iii) any "hazardous waste" as defined under RCRA or comparable state or local law.

                  (4) "Release" means any spill, discharge, leak, migration, emission, escape, injection or dumping of any Hazardous Material into the environment, whether or not notification or reporting to any governmental authority was or is required. Release includes, without limitation, the meaning of Release as defined under CERCLA.

                      (xxv) At the Closing Date, the Second Closing Date and the Option Closing Date, as the case may be, the only assets of the Contributed Entities will be the Partnership Properties listed on Schedule B and the related Personal Property, and the only liabilities of the

         Contributed Entities will be the Assumed Indebtedness, if any, and liabilities incurred in the ordinary course of business with respect to the operation of the Partnership Properties prior to the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be.

                     (xxvi) (a) Except as set forth in Schedule 8A(xxvi), at Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II) and the Option Closing (with respect to One City Centre and Three City Centre), all gross income of the Contributed Entities and all gross income generated by the Deed Properties will be derived pursuant to the Leases and from no other sources, and (b) other than the Personal Property, the Service Contracts and the items specified in Section 1A(v) and (vi), all of the assets held by the Contributed Entities and all of the Deed Properties, at the Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II) and the Option Closing (with respect to One City Centre and Three City Centre), will be assets described in Section 856(c)(4)(A) of the Code.

                    (xxvii) Each Partnership Interest contributed by the Interest Contributors is an interest in a partnership that has been organized and at all times classified as a partnership for federal income tax purposes and for the applicable state income tax purposes and not as a corporation or an association taxable as a corporation.

                   (xxviii) Attached to this Agreement as Exhibit C and Schedule 8A(xii) is a true and complete list of all the Service Contracts. There are no currently effective employment and union agreements affecting or pertaining in any way to the Properties, Additional Properties or any part thereof.

                  B. Michael J. Falcone represents and warrants to Acquiror that, as of the Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II) and the Option Closing (with respect to One City Centre and Three City Centre), each of the representations and warranties set forth in Section 8A above shall be true, complete and correct in all material respects except for changes in the operation of the Properties or Additional Properties occurring prior to the Closing, the Second Closing or the Option Closing, as the case may be, that are specifically permitted by or pursuant to this Agreement.

                  C. Acquiror and the REIT represent and warrant to Contributor that the following are true, complete and correct as of the date of this
Agreement:

                        (i) Acquiror is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted. Acquiror is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not materially adversely affect the assets, business, operations or condition (financial or otherwise) of Acquiror or the ability of Acquiror to perform its obligations under this Agreement (an "Acquiror Material Adverse Effect").

                       (ii) Acquiror has full partnership power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by Acquiror of this Agreement and the other documents to be delivered by Acquiror at Closing, the Second Closing and the Option Closing, as the case may be, and the consummation by Acquiror of the transactions contemplated hereby and thereby are permitted under the Partnership Agreement, and at Closing, the Second Closing and the Option Closing, as the case may be, will have been duly and validly authorized by all necessary partnership action on the part of Acquiror, and no other partnership proceedings on the part of Acquiror, including of its partners, are necessary to authorize the execution, delivery and performance by Acquiror of this Agreement and the other documents to be delivered by Acquiror at Closing, the Second Closing and the Option Closing, as the case may be, and the consummation by Acquiror of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Acquiror and is a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms.

                      (iii) Neither the execution and delivery of this Agreement by Acquiror and the REIT nor the performance by Acquiror and the REIT of the transactions contemplated hereby will: (a) violate or conflict with any of the provisions of the Partnership Agreement or the REIT's Certificate of Incorporation or bylaws; or (b) except as would not have an Acquiror Material Adverse Effect or a REIT Material Adverse Effect (as defined below), violate or conflict with any Laws or Orders applicable to Acquiror, the REIT or their assets.

                       (iv) To the best of Acquiror's knowledge, it is not (a) in violation of the Partnership Agreement, (b) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, lease, contract or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (c) in violation or in conflict with any provision of any Laws or Orders applicable to Acquiror or its assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have an Acquiror Material Adverse Effect.

                        (v) The Partnership Agreement is in full force and effect and has not been further amended or modified.

                       (vi) The OP Units to be issued to the OP Unit Recipients, when issued, sold and paid for pursuant to this Agreement and the Partnership Agreement, will be duly authorized, validly issued, fully-paid and free of all Liens.

                      (vii) There is no existing or, to Acquiror's knowledge, threatened, legal action or governmental proceedings of any kind involving Acquiror, any of its assets or the operation of any of the foregoing, which, if determined adversely to Acquiror or its assets, would have an Acquiror Material Adverse Effect.

                     (viii) The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted. The REIT is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not materially adversely affect the assets, business, operations or condition (financial or otherwise) of the REIT and its subsidiaries taken together as a whole (a "REIT Material Adverse Effect"). The REIT is the sole general partner of Acquiror.

                       (ix) The REIT has all requisite corporate power and authority to enter into, execute and deliver this Agreement, individually and in its capacity as general partner of Acquiror and to perform fully its obligations hereunder individually and in its capacity as general partner of Acquiror. The execution, delivery and performance by the REIT of this Agreement and the other documents to be delivered by the REIT at Closing, the Second Closing and the Option Closing, as the case may be, and the consummation by the REIT of the transactions contemplated hereby and thereby at Closing, the Second Closing and the Option Closing, as the case may be, will have been duly and validly authorized by all necessary corporate action on the part of the REIT. This Agreement has been duly executed and delivered by the REIT and is a valid and binding obligation of the REIT, enforceable against the REIT in accordance with its terms.

                        (x) To the best of the REIT's knowledge, it is not (a) in violation of its Certificate of Incorporation or by-laws, (b) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan or credit agreement, lease, contract or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (c) in violation or in conflict with any provision of any Laws or Orders applicable to the REIT or its assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have a REIT Material Adverse Effect.

                       (xi) The Conversion Shares will be duly authorized and reserved for issuance and, to the extent delivered upon exchange of the OP Units, when issued, sold and paid for pursuant to this Agreement and the Partnership Agreement, will be validly issued, fully-paid and nonassessable, free of all Liens and upon official notice of issuance will be listed on the AMEX (or such other exchange or national quotation system as the Common Stock is then traded on).

                      (xii) The REIT, beginning with its taxable year ended December 31, 1993 and through December 31, 1997 (i) has been subject to taxation as a "real estate investment trust" (a "REIT Entity") within
        d the meaning of the Code and has complied with all requirements contained in the Code to qualify as a REIT Entity for such years, and
         (ii) has operated, and currently intends to continue to operate, in such a manner as to qualify as a REIT Entity for the tax year ending December 31, 1998 and thereafter.

                     (xiii) There is no existing, or, to the REIT's knowledge, threatened legal action or governmental proceedings of any kind involving the REIT, any of its assets or the operation of any of the foregoing, which, if determined adversely to the REIT or its assets, would have a REIT Material Adverse Effect.

                      (xiv) The REIT has filed all forms, reports, schedules, proxy materials, registration statements and related prospectuses and supplements and other documents required to be filed by the REIT with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, for the year ended December 31, 1997 and from December 31, 1997 up to the date hereof (collectively, the "SEC Documents") and will cause to be delivered to Contributor copies of such additional documents as may be filed with the SEC by the REIT between the date hereof and the Closing Date. The SEC Documents were, and those additional documents filed between the date hereof and the Closing will be, prepared and filed in all material respects in compliance with the rules and regulations promulgated by the SEC, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Except as set forth on
         Schedule 8C(xiv), no material event has occurred between the date of the REIT's most recent report filed with the SEC and the date of this Agreement which would be required to be disclosed in a document filed with the SEC.

                       (xv) The consolidated financial statements included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB) and present fairly (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Acquiror or the REIT, as applicable, and their respective Subsidiaries (as defined below) at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. "Subsidiaries" means (i) any entity of which Acquiror or the REIT (or other specified entity), as applicable, shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (x) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (y) at least a majority of the partnership, joint venture or similar interests, and (ii) any entity in which Acquiror or the REIT (or other specified entity), as applicable, is a general partner or joint partner, including without limitation in the case of the REIT, Acquiror.

                      (xvi) As of April 27, 1998, (A) the authorized shares of stock of all classes of the REIT consists of 65,000,000 shares of capital stock, par value $.001 per share, and all of such shares are initially classified as "Common Stock"; (B) the issued and outstanding shares of the REIT consists of 5,487,386 shares of Stock; and (C) no shares of preferred stock of the REIT are outstanding.

                    (xvii) As of April 27, 1998, 9,459,743 OP Units are issued and outstanding.

                    (xviii) Neither the REIT nor Acquiror has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by either of the REIT's or Acquiror's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of the REIT's or Acquiror's assets, suffered the attachment or other judicial seizure of all, or substantially all, of the REIT's or Acquiror's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                      (xix) Attached hereto as Schedule 8C(xix) is a listing (the "REIT Rent Roll") of the following as of March 31, 1998, which is true, complete and correct in all material respects for all properties in which the REIT holds an interest (collectively, the "REIT Property"): (i) the name of each tenant; (ii) the fixed rent required to be paid; (iii) the expiration date of each lease; and (iv) any arrearages of any tenant beyond thirty (30) days.

                       (xx) Acquiror was not and is not a publicly traded partnership within the meaning of Section 7704 of the Code and the regulations promulgated thereunder. In addition, no subsidiary of Acquiror or the REIT has taken the position, for federal income tax purposes, that it is a publicly traded partnership within the meaning of Section 7704 of the Code or the regulations promulgated thereunder.

                  D. Acquiror represents and warrants to Contributor that, as of the Closing, the Second Closing and the Option Closing, as the case may be, each of the representations and warranties set forth in Section 8C above shall be true, complete and correct in all material respects.

                  E. Except as hereinafter provided, all representations and warranties made in this Section 8 by Michael J. Falcone and by Acquiror and the REIT (i) which pertain to the Properties or the ownership, operation or status of the Properties or the Owners thereof, shall survive the Closing until the eighteen (18) month anniversary of the Closing Date, (ii) which pertain to Waterfront II or the ownership, operation or status of Waterfront II or the Owner thereof, shall survive the Second Closing Date until the eighteen (18) month anniversary of the Second Closing Date, and (iii) which pertain to One City Centre or Three City Centre or the ownership, operation or status of One City Centre or Three City Centre or the Owners thereof, shall survive the Option Closing Date until the eighteen (18) month anniversary of the Option Closing Date, and shall not merge into any instrument of conveyance delivered at the Closing, the Second Closing or the Option Closing, as the case may be; provided, however, that the foregoing limitation shall not apply to the extent any claim for indemnification is made under this Agreement with respect to any representation, warranty, covenant or agreement that would otherwise terminate pursuant to this Section 8E and a notice for indemnification shall have been timely given under Section 15 on or prior to such termination date, in which case such survival period will be extended as it relates to such related claims until the related claim for indemnification has been satisfied or otherwise resolved as provided in Section 15. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, the Second Closing Date or the Option Closing Date, as the case may be, which shall survive for the respective periods set forth herein. Notwithstanding the foregoing, the representations and warranties contained in Section 8A (xxv) shall survive until the seventh (7th) anniversary of (i) the Closing Date with respect to the Contributed Entities relating to the Properties; (ii) the Second Closing Date with respect to the Contributed Entity relating to Waterfront II; and the Option Closing Date with respect to the Contributed Entities relating to One City Centre and Three City Centre.

                  F. Contributor shall provide to Acquiror and its auditors (i) during the Inspection Period and following the Closing, the Second Closing or the Option Closing, as the case may be, access at all reasonable times to all financial and other information relating to the Properties and Additional Properties necessary for Acquiror and its auditors to prepare audited, and if necessary, pro forma, financial statements in conformity with Regulations S-X of the SEC or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and (ii) at the Closing, the Second Closing or the Option Closing, as the case may be, (or prior thereto if required by Acquiror's auditors) an executed representations letter, in form and substance reasonably satisfactory to Acquiror, as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements; provided, however, that Acquiror shall pay for any actual reasonable costs incurred by Contributor in connection with its obligations under this Section 8F. The obligation of Contributor to provide such access and representation letter shall survive the Closing, the Second Closing or the Option Closing, as the case may be, for a period of eighteen (18) months.

         9.       ACQUIROR'S INSPECTION OF THE PROPERTIES

                  A. Subject to the provisions of Section 9B, during the period extending to and including the 60th day from the date of this Agreement (the "Inspection Period"), Acquiror and Acquiror's employees, agents, engineers, surveyors, consultants, appraisers, auditors and other representatives (collectively, "Representatives") will, upon reasonable advance notice to and approval from Contributor, be given the right to enter upon the Properties and Additional Properties and perform nondestructive physical tests and to conduct any and all necessary engineering, environmental and other surveys, tests and inspections at the Properties and Additional Properties and to examine and evaluate any books and records, agreements and documents within the possession of Contributor or subject to its control (whether or not located at the Properties or Additional Properties), as Acquiror or Acquiror's Representatives may reasonably request. Subject to Section 8F, Contributor shall cooperate fully with the inspections hereunder by Acquiror and its Representatives, and shall furnish to Acquiror and its Representatives all such books, records, information (financial or otherwise), data and agreements that Acquiror or Acquiror's Representatives may reasonably request in connection with the investigations hereunder, including but not limited to, copies of all leases, Services Contracts, insurance policies, environmental reports, working drawings, plans and specifications, surveys, appraisals, engineering and architect reports, real estate tax bills and receipts, operating statements and related documents. Acquiror shall have the right, at its sole cost and expense, to perform a Phase One environmental assessment of each of the Properties and Additional Properties. Upon Acquiror's receipt of any such Phase One assessment, it shall promptly provide a copy thereof to Contributor (at no cost to Contributor). If such Phase One assessment should recommend further inspections and testing at the Properties or Additional Properties, Acquiror shall have the option, to be exercised by written notice given to Contributor prior to the expiration of the Inspection Period, to extend the Inspection Period for one (1) additional period of thirty (30) days; any such further inspections or testings shall be conducted at the sole cost and expense of Acquiror. Except as otherwise provided herein, Acquiror's obligations under this Agreement shall be contingent, only during the Inspection Period, upon Acquiror being satisfied in its sole discretion with the results of its investigation and evaluation of the Properties or Additional Properties (the "Inspection Condition"). If the Inspection Condition is not so satisfied, Acquiror, prior to the expiration of the Inspection Period, in its sole discretion, may deliver to Contributor a Termination Notice; provided that if the Inspection Condition is not satisfied with respect to the results of any environmental, survey or engineering investigation and evaluation, then, at Acquiror's sole election (pursuant to and subject to the terms of Section 10), rather than delivering to Contributor a Termination Notice, Acquiror may delete and eliminate from this Agreement any or all of the Properties, or Additional Properties, for which the results of such environmental, survey or engineering investigation and evaluation does not meet Acquiror's satisfaction. If Acquiror shall give the Termination Notice to Contributor prior to the expiration of the Inspection Period, the Earnest Money shall be promptly returned to Acquiror and all parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the indemnity set forth in Section 9B. If Acquiror does not give the Termination Notice or the Property Deletion Notice (as defined below) to Contributor prior to the expiration of the Inspection Period, Acquiror shall be deemed to have waived the Inspection Condition and Acquiror's right to terminate this Agreement or to delete and eliminate properties, pursuant to and subject to the terms of this Section 9 and
Section 10, shall be deemed deleted from this Agreement and, subject to all other conditions and provisions contained in this Agreement, the parties shall proceed to Closing without any credit against or reduction of the Contribution Consideration.

                  B. Acquiror acknowledges and agrees that all physical damage resulting from any test, survey inspection and/or examination done by Acquiror or its Representatives at any of the Properties or Additional Properties shall be repaired by Acquiror at its sole cost and expense. Acquiror shall hold Contributor harmless and indemnify Contributor for any Losses (as defined below) resulting from Acquiror's inspection of the Properties or Additional Properties described in Section 9A and which would not have been incurred but for the acts or omissions of Acquiror or its Representatives, provided that if any claim relating thereto is asserted against Contributor, Contributor shall promptly give written notice thereof to Acquiror and allow Acquiror a reasonable opportunity to defend same, and provided further that Acquiror shall have no liability to Contributor for any Losses for which Contributor receives proceeds from its existing insurance, and Contributor waives any right of recovery against Acquiror for the amount of such insurance proceeds (it being agreed that Contributor shall have no obligation to make a claim with its insurance carrier as a condition to proceeding against Acquiror).

         10.      DELETION OF PROPERTIES

                  A. Deletion of Properties. If Acquiror does not exercise its unilateral right to deliver a Termination Notice pursuant to Sections 5C, 7, or 9, Acquiror may nevertheless elect to proceed with the acquisition of less than all of the Properties or the Additional Properties, and to delete and eliminate from this Agreement those certain Properties (or Additional Properties) that Acquiror, in its sole discretion (but subject to the limitations set forth in this Agreement with respect to acceptable reasons for Acquiror to so delete a Property or Additional Property), elects not to acquire (the "Deleted Properties"), pursuant to the delivery to Contributor, not later than fifteen
(15) days prior to the Closing Date (unless otherwise provided for in this Agreement), of written notice describing the Deleted Properties and the reasons for such deletion (the "Property Deletion Notice"), under which Acquiror may exercise the foregoing partial termination option and designate those specific Properties (or Additional Properties), that shall constitute Deleted Properties under this Agreement. Upon the delivery by Purchaser of a Property Deletion Notice, this Agreement shall, without further action of the parties, be deemed to have been automatically and ipso facto amended to eliminate the Deleted Properties herefrom. Upon such amendment of this Agreement, (a) all references to the Properties or Additional Properties, as the case may be, shall automatically exclude the Deleted Properties and no obligations of Contributor (or Acquiror's Conditions Precedent) set forth herein shall apply to the Deleted Properties, (b) all references to Contributor and Owner shall automatically exclude the Contributor(s) and Owner(s) appurtenant to the Deleted Properties with respect to such Properties, (c) the Contribution Consideration or Additional Consideration shall be reduced by the amount allocated to the Deleted Properties and their related Management Contracts pursuant to Schedule 3B(i) and
Schedule 3B(ii), and (d) Acquiror shall promptly return to Contributor all documents, records and studies relating to the Deleted Properties. Notwithstanding the foregoing, no such amendment shall modify any indemnity or other obligation of a party regarding the Deleted Properties which expressly survives the deletion of the Property or Additional Property, or the termination of this Agreement. In all events, however, Acquiror's rights under this Section 10A are expressly subject to the specific limitations imposed under Section 10B below.

                  B. Maximum Deletion. In the aggregate with respect to Sections 5C and 9, Acquiror may deliver Property Deletion Notices pursuant to Section 10A with respect to either (i) any single Property or Additional Property; or (ii) one or more Deleted Properties which, in the aggregate, represent no more than $15,000,000 of the total aggregate Contribution Consideration. In addition, in connection with Section 7, Acquiror may deliver a Property Deletion Notice pursuant to Section 10A with respect to any single Property or Additional Property.

         11.      SCHEDULES

                  Within five (5) business days after the date of this Agreement, to the extent not previously delivered, Contributor shall furnish to
Acquiror:

                        (i) a true, correct and complete copy of each written Service Contract and a true, correct and complete summary of each oral Service Contract;

                       (ii) true, correct and complete copies of all of the Leases;

                      (iii) a schedule of all insurance certificates owned by or on behalf of Contributor with respect to the Properties and the coverage amounts thereunder;

                       (iv) copies of all audited, where available, or unaudited financial statements for 1995, 1996 and 1997, and all available financial statements for 1998; and

                        (v) copies of the most recent survey of and title policy or commitment for each of the Properties in the possession or control of Contributor.

         12.      CONDITIONS PRECEDENT

                  A. Acquiror's obligation to acquire the Properties shall be subject to and contingent upon the following conditions precedent with respect to the Properties, any or all of which Acquiror may waive only by a notice delivered in accordance with Section 16G:

                        (i) The willingness of the Title Insurer to issue to Acquiror at the Closing the Title Policies in accordance with Section 5B(i), upon the sole condition of the payment of the applicable premiums.

                       (ii) Contributor shall have obtained and delivered to Acquiror original executed tenant estoppel certificates (the "Tenant Estoppel Certificates") in substantially the form of Exhibit O attached hereto, dated not more than thirty (30) days before Closing, and executed by tenants under Leases leasing not less than eighty-five percent (85%) of the total aggregate gross rental income for all of the Properties, including, without limitation, those particular tenants of the Properties listed in Exhibit P attached hereto ("Required Estoppel Tenants"). Contributor shall use its reasonable, good faith and diligent efforts to obtain the Tenant Estoppel Certificates from all tenants under the Leases. With respect to tenants who have signed Leases but not yet taken occupancy, the Tenant Estoppel Certificate shall appropriately identify the full and complete Lease but will omit certifications that are inappropriate.

                      (iii) The delivery of a notice of termination, on or before the Closing Date, which notice is sufficient to terminate all of the Service Contracts that Acquiror has a right to and has elected to terminate by written notice given to Contributor prior to the expiration of the Inspection Period.

                       (iv) The representations and warranties made by Michael
         J. Falcone in this

         Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

                        (v) The delivery by Contributor of all documents (executed by parties other than Acquiror, where required) required under Section 6B(i).

                       (vi) The delivery by Contributor of all consents and approvals as may be required to consummate the transactions contemplated by this Agreement.

                      (vii) The delivery of all consents and approvals set forth on Schedule 8A(iv) to this Agreement other than the IDA Consents.

                     (viii) Contributor not being otherwise in default of any of its material obligations under this Agreement.

                       (ix) Contributor shall have delivered pay-off letters with respect to the Existing Indebtedness (other than the Assumed Indebtedness, if any).

                        (x) Michael J. Falcone and Michael P. Falcone shall have delivered to Acquiror a net worth statement, in form and substance reasonably satisfactory to Acquiror, stating a combined personal net worth of at least $50,000,000.

                  Notwithstanding anything contained in Section 14B herein to the contrary, if the condition precedent set forth in Section 12A(i) is not satisfied or waived on or prior to the Closing Date, Acquiror shall only have the rights and remedies set forth in Section 5C. Notwithstanding anything contained in Section 14B herein to the contrary, if the condition precedent set forth in Sections 12A(ii) is not satisfied or waived on or prior to the Closing Date, Acquiror shall only have the right to terminate this Agreement upon written notice to Contributor, and in which event Escrowee shall immediately return the Earnest Money to Acquiror and this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement except with respect to the Surviving Indemnities. If any of the conditions precedent set forth in Sections 12A(iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) is not satisfied or waived on or prior to the Closing Date, then Acquiror shall have the rights and remedies provided in Section 14B.

                  B. Contributor's obligation to contribute and convey the Properties shall be subject to and contingent upon the following conditions precedent with respect to the Properties, any or all of which Contributor may waive by a notice delivered in accordance with Section 16G:

                        (i) The representations and warranties made by Acquiror in this Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

                       (ii) The delivery by Acquiror of all documents (executed by Acquiror, where required) required under Section 6B(ii).

                      (iii) Between the date of this Agreement and the Closing Date, Acquiror and the REIT shall not have entered into a line of business substantially different from its current business.


                                       59
`


                       (iv) Acquiror not being otherwise in default of any of its material obligations under this Agreement.

                        (v) The delivery by Acquiror of all consents and approvals as may be required for Acquiror to consummate the transactions contemplated by this Agreement.

                  If any of the conditions precedent set forth in Section 12B is not satisfied or waived on or prior to the Closing Date, then Contributor shall have the rights and remedies provided in Section 14A.

                  C. Acquiror's obligation to acquire the Additional Properties shall be subject to and contingent upon the following conditions precedent at the Second Closing or the Option Closing, as the case may be, with respect to the applicable Additional Property, any or all of which Acquiror may waive only by a notice delivered in accordance with Section 16G:

                        (i) The willingness of the Title Insurer to issue to Acquiror at the Second Closing or the Option Closing, as the case may be, the Title Policies in accordance with Section 5B(i), upon the sole condition of the payment of the applicable premiums.

                       (ii) With respect to Waterfront II, Contributor shall have obtained and delivered to Acquiror an original executed Tenant Estoppel Certificate, dated not more than thirty (30) days before the Second Closing, and executed by Graphic Controls Corporation, the sole tenant under the Lease related to Waterfront II. Such Tenant Estoppel Certificate shall appropriately identify the full and complete Lease but will omit certifications that are inappropriate. With respect to One City Centre and Three City Centre (if Acquiror has delivered the Additional Property Notice), Contributor shall have obtained and delivered to Acquiror original executed Tenant Estoppel Certificates in substantially the form of Exhibit O attached hereto, dated not more than thirty (30) days before the Option Closing, and executed by tenants under Leases leasing not less than eighty-five percent (85%) of the total aggregate gross rental income for all of each such property, including, without limitation, the Required Estoppel Tenants listed in Exhibit P attached hereto with respect to One City Centre and Three City Centre. Contributor shall use its reasonable, good faith and diligent efforts to obtain the Tenant Estoppel Certificates from all tenants under the Leases with respect to the Additional Properties. With respect to tenants who have signed Leases but not yet taken occupancy, the Tenant Estoppel Certificate shall appropriately identify the full and complete Lease but will omit certifications that are inappropriate.

                      (iii) The delivery of a notice of termination, on or before the Second Closing Date or the Option Closing, as the case may be, which notice is sufficient to terminate all of the Service Contracts with respect to Additional Properties that Acquiror has a right to and has elected to terminate by written notice given to Contributor.

                       (iv) The representations and warranties made by Michael
         J. Falcone in this Agreement (as they relate to the transactions to be consummated at the Second Closing or the Option Closing, as the case may be) shall be true and correct in all material respects on the Second Closing Date or the Option Closing, as the case may be, as if made on the Second Closing Date or the Option Closing, as the case may be.

                        (v) The delivery by Contributor of all documents (executed by parties other than Acquiror, where required) required under Section 6D(i).

                       (vi) The delivery by Contributor of all consents and approvals as may be required to consummate the transactions contemplated by this Agreement with respect to the Second Closing or the Option Closing, as the case may be.

                      (vii) The delivery of all consents and approvals set forth on Schedule 8A(iv) to this Agreement other than the IDA Consents with respect to Additional Properties.

                     (viii) Contributor not being otherwise in default of any of its material obligations under this Agreement.

                       (ix) Contributor shall have delivered pay-off letters with respect to the Waterfront II Indebtedness, the One City Centre Indebtedness and the Three City Centre Indebtedness.

                        (x) With respect to Waterfront II, Graphic Controls Corporation has taken possession of Waterfront II and Contributor has obtained a permanent certificate of occupancy for the space covered by, and the use contemplated by, the related Lease.

                       (xi) Michael J. Falcone and Michael P. Falcone shall have delivered to Acquiror a net worth statement, in form and substance reasonably satisfactory to Acquiror, stating a combined personal net worth of at least $9,000,000 plus the amount of all timely claims for indemnification made by Acquiror; provided, however, that in no event will such statement be required to state a combined personal net worth exceeding $50,000,000.

                  Notwithstanding anything contained in Sections 14D or 14F herein to the contrary, if any of the conditions precedent set forth in Sections 12C(i) or (ii) is not satisfied or waived on or prior to the Second Closing Date or the Option Closing, as the case may be, Acquiror shall only have the right to terminate this Agreement with respect to the applicable Additional Properties upon written notice to Contributor, and this Agreement, without further action of the parties, shall become null and void with respect to such Additional Properties and neither party shall have any further rights or obligations under this Agreement with respect to Additional Properties except with respect to the Surviving Indemnities. If any of the conditions precedent set forth in Section 12C (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) is not satisfied or waived on or prior to the Second Closing Date or the Option Closing, as the case may be, then Acquiror shall have the rights and remedies provided in
Section 14D.

                  D. Contributor's obligation to contribute and convey Additional Properties shall be subject to and contingent upon the following conditions precedent with respect to Additional Properties, any or all of which Contributor may waive by a notice delivered in accordance with Section 16G:

                        (i) The representations and warranties made by Acquiror in this Agreement shall be true and correct in all material respects on the Second Closing Date or the Option Closing Date, as the case may be, as if made on the Second Closing Date or the Option Closing Date, as the case may be.

                       (ii) The delivery by Acquiror of all documents (executed by Acquiror, where required) required under Section 6D(ii).

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                    (iii) Acquiror not being otherwise in default of any of
         its material obligations under this Agreement.

                       (iv) The delivery by Acquiror of all consents and approvals as may be required for Acquiror to consummate the transactions contemplated by this Agreement with respect to the Second Closing or the Option Closing, as the case may be.

                  If any of the conditions precedent set forth in Section 12D is not satisfied or waived on or prior to the Second Closing Date or the Option Closing, as the case may be, then Contributor shall have the rights and remedies provided in Section 14C.

         13.      BROKERAGE

                  Contributor and Acquiror represent and warrant to each other that neither they nor their affiliates have dealt with any broker, finder or the like in connection with the transaction contemplated by this Agreement. Acquiror and Contributor each agrees to indemnify, defend and hold the other harmless from and against all loss, expense (including reasonable attorneys' fees and court costs), damage and liability resulting from the claims of any other broker or finder (or anyone claiming to be a broker or finder) on account of any services claimed to have been rendered to the indemnifying party in connection with the transaction contemplated by this Agreement.

         14.      DEFAULT AND REMEDIES

                  A. If, prior to the Closing, Acquiror is in default with respect to, or breaches, or fails to perform one or more of the representations, warranties, covenants or other terms of this Agreement, and such default, breach or failure is not cured or remedied within five (5) business days prior to the Closing Date, or otherwise waived by Contributor, Contributor may terminate this Agreement and, as its sole remedy, receive the Earnest Money from the Escrowee, as liquidated damages, in which event this Agreement shall be deemed null and void and the parties shall be released from all further obligations and liabilities under this Agreement, except with respect to the Surviving Indemnities. It is recognized by Contributor and Acquiror that the damages Contributor will sustain by reason of Acquiror's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The Earnest Money has been determined by the parties as a reasonable sum for damages and is intended not as a penalty, but as full liquidated damages.

                  B. If, prior to the Closing, Contributor is in default with respect to, or breaches, or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement, and such default, breach or failure is not cured or remedied within five (5) business days prior to the Closing Date, or otherwise waived by Acquiror, Acquiror as its sole remedy may either (a) terminate this Agreement, in which event the Earnest Money shall be returned by the Escrowee to Acquiror and Contributor shall reimburse Acquiror for its reasonable out-of-pocket expenses incurred by Acquiror pursuant to this Agreement and, upon such return and reimbursement, the parties shall be released from all further obligations and liabilities under this Agreement, except with respect to the Surviving Indemnities, or (b) sue for specific performance. If Acquiror elects the remedy set forth in (a) above, Contributor shall reimburse Acquiror for such expenses within fifteen (15) days after Contributor's receipt of written notice from Acquiror accompanied by copies of invoices detailing such expenses or such other documentation that reasonably substantiates such expenses; provided, however, that in no event shall Contributor be required to

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reimburse Acquiror for any such expenses in excess of (i) if prior to the end of the Inspection Period, $500,000; and (ii) if after the Inspection Period, $1,000,000.

                  C. If, after the Closing has occurred, but prior to the Second Closing, Acquiror is in default with respect to, or breaches, or fails to perform one or more of the representations, warranties, covenants or other terms of this Agreement related to Waterfront II, and such default, breach or failure is not cured or remedied within five (5) business days prior to the Second Closing Date or otherwise waived by Contributor, Contributor may terminate this Agreement with respect to Waterfront II and, as its sole remedy, receive $100,000 from Acquiror, as liquidated damages, and, upon such payment, the parties shall be released from all further obligations and liabilities under this Agreement with respect to Waterfront II, except with respect to the Surviving Indemnities. It is recognized by Contributor and Acquiror that the damages Contributor will sustain by reason of Acquiror's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The payment stated above has been determined by the parties as a reasonable sum for damages and is intended not as a penalty, but as full liquidated damages.

                  D. If, after the Closing has occurred, but prior to the Second Closing, Contributor is in default with respect to, or breaches, or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement related to Waterfront II, and such default, breach or failure is not cured or remedied within five (5) business days prior to the Second Closing Date or otherwise waived by Acquiror, Acquiror as its sole remedy may either (a) terminate this Agreement with respect to Waterfront II, in which event Contributor shall pay Acquiror $100,000 and, upon such payment, the parties shall be released from all further obligations and liabilities under this Agreement with respect to Waterfront II, except with respect to the Surviving Indemnities, or (b) sue for specific performance. If Acquiror elects the remedy set forth in (a) above, Contributor shall make such payment within fifteen (15) days after Contributor's receipt of written notice from Acquiror. It is recognized by Contributor and Acquiror that the damages Acquiror will sustain by reason of Contributor's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The payment stated above has been determined by the parties as a reasonable sum for damages and is intended not as a penalty, but as full liquidated damages. It is understood and agreed that if, due to no fault of Contributor, Graphic Controls Corporation terminates its Lease, then notwithstanding the provisions of this Section 14D, Acquiror shall not be entitled to receive liquidated damages from Contributor.

                  E. If, after the Closing has occurred, but prior to the Option Closing, Acquiror is in default with respect to, or breaches, or fails to perform one or more of the representations, warranties, covenants or other terms of this Agreement related to One City Centre and Three City Centre, and such default, breach or failure is not cured or remedied within five (5) business days prior to the Option Closing Date or otherwise waived by Contributor, Contributor may terminate this Agreement with respect to One City Centre and Three City Centre and, as its sole remedy, receive $100,000 from Acquiror, as liquidated damages, and, upon such payment, the parties shall be released from all further obligations and liabilities under this Agreement with respect to One City Centre and Three City Centre, except with respect to the Surviving Indemnities. It is recognized by Contributor and Acquiror that the damages Contributor will sustain by reason of Acquiror's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The payment stated above has been determined by the parties as a reasonable sum for damages and is intended not as a penalty, but as full liquidated damages.

                  F. If, after the Closing has occurred, but prior to the Option Closing, Contributor is in default with respect to, or breaches, or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement related to One City Centre and Three City Centre, and such


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default, breach or failure is not cured or remedied within five (5) business days prior to the Option Closing Date or otherwise waived by Acquiror, Acquiror as its sole remedy may either (a) terminate this Agreement with respect to One City Centre and Three City Centre, in which event Contributor shall pay Acquiror $100,000 and, upon such payment, the parties shall be released from all further obligations and liabilities under this Agreement with respect to One City Centre and Three City Centre, except with respect to the Surviving Indemnities, or (b) sue for specific performance. If Acquiror elects the remedy set forth in (a) above, Contributor shall make such payment within fifteen (15) days after Contributor's receipt of written notice from Acquiror. It is recognized by Contributor and Acquiror that the damages Acquiror will sustain by reason of Contributor's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The payment stated above has been determined by the parties as a reasonable sum for damages and is intended not as a penalty, but as full liquidated damages.

         15.      INDEMNIFICATION

                  A. Indemnification by Contributor. Subject to Section 15D of this Agreement, after Closing (with respect to the Properties), the Second Closing (with respect to Waterfront II), or the Option Closing (with respect to One City Centre and Three City Centre), Michael J. Falcone and Michael P. Falcone, jointly and severally, agree to indemnify Acquiror and its respective shareholders, directors, employees, agents, partners and affiliates in respect of, and hold each of them harmless from and against, any and all losses, liabilities (including punitive or exemplary damages, fines or penalties and interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims or other obligations of any value whatsoever (collectively, "Losses") suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of or inaccuracy in any representation or warranty of Michael J. Falcone or any other Contributor contained in this Agreement, or failure to perform or breach of any covenant or agreement on the part of any Contributor contained in this Agreement, (ii) any dispute set forth in Schedule 8A(x) attached to this Agreement, and (iii) any matters disclosed on Schedules 8A(vi), (xvii), and (xxii)(1) attached to this Agreement in respect of Waterfront II.

                  B. Indemnification by Acquiror. Subject to Section 15D of this Agreement, after Closing, Acquiror agrees to indemnify the Contributor and its partners, members, officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of or inaccuracy in any representation or warranty, or failure to perform or breach of any covenant or agreement on the part of Acquiror contained in this Agreement.

                  C. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under this Section 15 will be asserted and resolved as follows:

                        (i) If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 15 is asserted against or sought to be collected from such Indemnified Party by a person or entity other than Contributor, Acquiror or any Affiliate of the Contributor or Acquiror (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice (as defined below) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.

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


         The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period (as defined below) whether the Indemnifying Party disputes its liability to the Indemnified Party under this Section 15 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (a) If the Indemnifying Party notifies the
                  Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 15C(i), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to this Section 15). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (a), may file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party, at the sole cost and expense of the Indemnifying Party, will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
                  (a), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Section 15 with respect to such Third Party Claim.

                           (b) If the Indemnifying Party fails to notify the
                  Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 15C(i), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this

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                  clause (b), if the Indemnifying Party has notified the
                  Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (c) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (b) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause
                  (b), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                           (c) If the Indemnifying Party notifies the
                  Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under this Section 15 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 15 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (iii) of this Section 15C.

                       (ii) If any Indemnified Party should have a claim under this Section 15C against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice (as defined below) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section 15 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (iii) of this Section 15C.

                      (iii) Any dispute submitted to arbitration pursuant to this Section 15C shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty
         (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for

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

         such purpose by the Indemnified Party. The Board of Arbitration shall meet in New York City, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party.

For purposes of this Section 15, the following terms shall have the meanings ascribed to them below:

                  (1) "Claim Notice" shall mean written notification of a Third Party Claim, pursuant to Section 15C(i), as to which indemnity under Section 15 is sought by an Indemnified Party, enclosing a copy of all papers served, if any; and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 15, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

                  (2) "Dispute Period" shall mean the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or Indemnity Notice.

                  (3) "Indemnified Party" shall mean any person or entity claiming indemnification under any provision of Section 15.

                  (4) "Indemnifying Party" shall mean any person or entity providing indemnification under any provision of Section 15.

                  (5) "Indemnity Notice" shall mean written notification pursuant to Section 15C(ii) of a claim for indemnity under Section 15 by an Indemnified party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  D. Except as otherwise provided in this Agreement, (i) neither Contributor, on the one hand, nor Acquiror and the REIT, on the other hand, shall have the right to bring a claim against the other by virtue of any of the representations or warranties set forth herein being false or misleading unless
(a) such claim is brought on or prior to the date through which such representation or warranty survives, (b)

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until notice of the false or misleading representation or warranty has been given to the other party and such other party has had a reasonable period of time to cure such false or misleading representation or warranty and (c) the aggregate damages to the party bringing the claim for such false or misleading representation or warranty are expected to exceed $750,000, but thereafter such party may bring a claim against the other for the entire amount of its aggregate damages not to exceed the Damages Cap (as defined below); and (ii) in no event shall either Contributor, on the one hand, or Acquiror and the REIT, on the other hand, have a liability to the other for any breach, inaccuracy, incompleteness or non-fulfillment of any of the representations, warranties, covenants or agreements set forth in this Agreement relating to such party in excess of $50,000,000 in the aggregate (the "Damages Cap"). Notwithstanding the foregoing, neither the limitation set forth in Section 15D(i)(c) nor the Damages Cap shall apply to any liability arising from a breach of the representation and warranty contained in Section 8A(xxv) and any such liability shall not be aggregated with any other liabilities for the purpose of determining whether the Damages Cap has been reached.

                  E. The indemnification provisions of this Section 15 shall, notwithstanding anything contained herein to the contrary, be the sole and exclusive remedy of Acquiror and Contributor, as against each other, with respect to all matters or Losses arising under or relating to this Agreement, including, without limitation, all Losses incurred under or relating to Environmental Laws, under any form or theory of action whatsoever, whether in contract, tort, statute or otherwise, including without limitation CERCLA and comparable state and local statutes.

         16.      MISCELLANEOUS

                  A. Except as otherwise expressly set forth herein, this Agreement shall not be cancelled or merged upon consummation of the Closing, the Second Closing or the Option Closing, as the case may be. Each and every representation and warranty of Contributor contained in this Agreement shall be deemed to have been relied upon by Acquiror notwithstanding any investigation Acquiror or its Representatives may have made with respect thereto or any information developed by or made available to Acquiror prior to the Closing, the Second Closing or the Option Closing, as the case may be. Each and every representation and warranty of Acquiror and the REIT contained in this Agreement shall be deemed to have been relied upon by Contributor notwithstanding any investigation Contributor or its Representatives may have made with respect thereto or any information developed by or made available to Contributor prior to the Closing, the Second Closing or the Option Closing, as the case may be.

                  B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Contributor. Acquiror may direct Contributor to convey the Properties, Additional Properties or any part thereof to any party designated by Acquiror, provided notice of such designation is given to Contributor in writing at least ten (10) business days prior to Closing, the Second Closing or the Option Closing, as the case may be, and that any such designee is a directly or indirectly wholly-owned partnership subsidiary of Acquiror or the REIT (a "Permitted Designee"). Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Contributor and Acquiror and their respective successors and assigns.

                  C. This Agreement constitutes the entire agreement between Contributor and Acquiror with respect to the Properties and Additional Properties and shall not be modified or amended except in a written document signed by Contributor and Acquiror. Any prior agreement or understanding between Contributor and Acquiror concerning the Properties or Additional Properties is hereby rendered null and void.

                  D. This Agreement constitutes an offer by Acquiror to Contributor and shall not be

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

effective until executed by each of Acquiror and Contributor. The date of this Agreement shall be the date on which Acquiror signs this Agreement as indicated below the signature line for Acquiror.

                  E. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

                  F. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

                  G. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally (including delivery by overnight courier such as Federal Express) or by certified mail, return receipt requested, postage prepaid or by facsimile transmission to the fax number shown below and simultaneously mailed by first-class mail of the United States Postal Service, addressed as follows:

                           1.       If to Contributor:

                                    Pioneer Development Company, LLC
                                    250 South Clinton Street
                                    Syracuse, New York 13202-1258
                                    Telephone:       (315) 471-2181
                                    Facsimile:       (315) 471-1154
                                    Attention:       Michael P. Falcone

                                    With a copy to:

                                    Pioneer Development Company, LLC
                                    250 South Clinton Street
                                    Syracuse, New York 13202-1258
                                    Telephone:       (315) 471-2181
                                    Facsimile:       (315) 471-1154
                                    Attention:       Neil A. Rube, Esq.

                                    With a copy to:

                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York 10021
                                    Telephone:       (212) 856-6843
                                    Facsimile:       (212) 856-7805
                                    Attention:       Eric R. Landau, Esq.

                           2.       If to Acquiror:

                                    American Real Estate Investment Corporation
                                    Plymouth Meeting Executive Campus



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

                                    620 West Germantown Pike, Suite 200
                                    Plymouth Meeting, Pennsylvania 19462
                                    Telephone:       (610) 834-7950
                                    Facsimile:       (610) 834-9560
                                    Attention:       Jeffrey E. Kelter

                                    With a copy to:

                                    Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York  10166
                                    Telephone:       (212) 878-8209
                                    Facsimile:       (212) 878-8375
                                    Attention:       Robert E. King, Jr., Esq.

Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service. Either party hereto may change its address for receiving notices, requests, demands or other communications by notice sent in accordance with the terms of this Section 16G.

                  H. Contributor acknowledges that (i) the computation of taxable income of Acquiror is crucial in the determination of the taxable income of REIT, (ii) REIT needs to be able to prepare accurate estimates of its taxable income in order to monitor compliance with the requirement that it distribute 95% of its taxable income to its shareholders, and (iii) the depreciation of the Properties and Additional Properties and the required depreciation allocations under Section 704(c) of the Code will materially impact the computation of Acquiror's and REIT's taxable income. Accordingly, Contributor agrees that (i) prior to the expiration of the Inspection Period, Contributor shall provide Acquiror with tax basis computations and historical tax depreciation schedules updated through December 31, 1997 for each Property and each Additional Property; and (ii) prior to the expiration of the Inspection Period, Contributor shall provide Acquiror with all data in their possession or control required to perform depreciation allocations (as contemplated by Section 704(c) of the Code) with respect to each Property, each Additional Property and each OP Unit Recipient. Such data shall include the tax basis allocable to each OP Unit Recipient for each Property and each Additional Property. In addition, Contributor acknowledges that, if repayment of any of the Existing Indebtedness other than Assumed Indebtedness triggers discharge of indebtedness income under the Code (and particularly Section 61(a)(12) thereof), the Acquiror's Partnership Agreement shall be amended to specially allocate all such income to Contributor.

                  I. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, neither Acquiror nor Contributor will, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other, which consent shall not be unreasonably withheld. Acquiror and Contributor will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

                  J. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. Execution copies of this Agreement may also be exchanged by facsimile, and facsimile signatures shall be treated as originals.

                  K. When the context so requires, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

                  L. This Agreement may not be modified, discharged or changed in any respect whatsoever, except by a further agreement in writing duly executed by Contributor and Acquiror. However, any consent, waiver, approval or authorization shall be effective if signed by the party granting or making such consent, waiver, approval or authorization.

                  M. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

                  N. The Properties and Additional Properties being acquired by Acquiror pursuant to this Agreement shall be transferred and conveyed on an "AS-IS" and "WHERE-IS" basis, and WITH ALL FAULTS, except as otherwise expressly set forth in this Agreement or in any document delivered by Contributor at the Closing, the Second Closing or the Option Closing, as the case may be. Except as expressly set forth in this Agreement or in any document delivered by Contributor at the Closing, the Second Closing or the Option Closing, as the case may be, Contributor has not made any representation or warranty as to the present or future physical condition, value, presence/absence of hazardous or toxic materials, financing status, leasing, operations, use, tax status, income and expense or any other matter pertaining to the Properties and Additional Properties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the 30th day of April, 1998:


                         ACQUIROR:

                         AMERICAN REAL ESTATE INVESTMENT, L.P.,
                         a Delaware limited partnership

                         BY:      American  Real  Estate  Investment
                                  Corporation, a  Maryland
                                  corporation, its sole general partner


                                  By:  /s/ Stephen J. Butte
                                     ---------------------------------------
                                       Name:        Stephen J. Butte
                                       Title:       Vice President

                         AMERICAN REAL ESTATE INVESTMENT CORPORATION,
                             a Maryland corporation


                         By: /s/ Stephen J. Butte
                            ------------------------------------------------
                             Name: Stephen J. Butte
                             Title:     Vice President


                         CONTRIBUTOR:

                         /s/ Michael J. Falcone
                         ---------------------------------------------------
                         Name: Michael J. Falcone
                         Title: General Partner


                         /s/ Michael P. Falcone
                         ---------------------------------------------------
                         Name: Michael P. Falcone
                         Title: General Partner




                         PIONEER PROPERTIES COMPANY OF CLINTON SQUARE, a New York general partnership


                         By: /s/ Michael J. Falcone
                            ------------------------------------------------
                             Name:     Michael J. Falcone
                             Title:    General Partner

                           WATERFRONT ASSOCIATES,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           PIONEER INDIGO ONE COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                                Name:     Michael J. Falcone
                                Title:    General Partner

                        PIONEER FRANKLIN SQUARE COMPANY,
                         a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           1045 JAMES STREET COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                          PIONEER APOLLO DRIVE COMPANY,
                          a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           PIONEER PARK ONE COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner


                           PIONEER CLINTON STREET COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           PIONEER MALTBIE COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           5010 CAMPUSWOOD COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           5015 CAMPUSWOOD COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           400 WEST DIVISION COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           PIONEER DAYCARE COMPANY,
                           a New York general partnership


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner

                           MANAGEMENT CONTRIBUTOR:

                           PIONEER MANAGEMENT SERVICES COMPANY, LLC


                           By: /s/ Michael J. Falcone
                              ----------------------------------------------
                               Name:     Michael J. Falcone
                               Title:    General Partner